Stein Roe Funds

Individual Retirement Account

Inside you will find:

     How to Establish an IRA
     IRA Disclosure Statement
     Stein Roe IRA Plan

TABLE OF CONTENTS

                                   Page
IRA Disclosure Statement ...........1
Revocation Rights...................1
Eligibility.........................2
Contributions.......................2
Contribution Corrections............5
Rollover Contributions and
  Asset Transfers...................5
Spousal IRA Contributions...........7
Distribution of Benefits............7
Taxation of Distributions...........8
Reporting to the Internal
  Revenue Service...................9
Prohibited Transactions............10
The Custodian and the Plan Sponsor.10
Investment of Contributions........10
Charges and Fees...................11
Simplified Employee Pension Plans..12
Stein Roe Funds Individual
  Retirement Account Plan..........14

IRA DISCLOSURE STATEMENT

We are required to give you this Disclosure Statement in order to assure that you are informed and understand the nature of an Individual Retirement Account ("IRA"). The Individual Retirement Account Plan and the Application Form transmitted with this booklet are considered a single document which, in a substantially similar form, was approved by the Internal Revenue Service as a tax-qualified Individual Retirement Account Plan ("IRA" or the "Plan") and received Internal Revenue Service Prototype Plan No. D100035d dated September 19, 1996. We intend to apply to the Service for approval of the Plan as amended and restated in this booklet and will advise Plan Participants when the Service responds to our application. Internal Revenue Service approval is a determination only as to the form of the documents and does not mean that the Service approves the merits of the Plan.
     By adopting the Plan, your IRA is qualified under the Internal Revenue Code. Use of the Plan also simplifies and minimizes the administration and investment of your IRA assets. Please note that this is not a SIMPLE retirement plan document under code section 408(p).
     We urge you to read this booklet carefully before adopting the Plan.

REVOCATION RIGHTS

If you establish an IRA under the Stein Roe Funds Individual Retirement Account Plan and you receive this booklet less than seven days preceding the date on which you established your IRA, you have the right to revoke your IRA. (If you receive this booklet at least seven days prior to the date on which you establish your IRA, you do not have this right.) If you revoke your IRA, the full amount of your contributions will be refunded without reduction for fees, expenses or market fluctuations. In order to avoid possible losses in market values of contributions during the seven-day revocation period, the Custodian reserves the right not to invest your contributions in excess of $2,000 until the end of the revocation period unless you invest them in Stein Roe Cash Reserves Fund. For your convenience, initial contributions of $2,000 or less generally will be invested as soon as possible.
     Should you decide to revoke your IRA as described above, you may do so and will receive a full refund only if you call SteinRoe Services Inc. ("SSI"), agent of the Custodian, during normal business hours within seven days from the date on which your IRA is established -- you may call toll free at 800-338-2550. Your telephone IRA revocation instructions will be tape-recorded. If you fail to properly revoke your IRA within seven days after it is established, you may not revoke your IRA at a later date.
     The rest of this Disclosure Statement is a general outline of the provisions of the Plan and certain important considerations involved in a decision to adopt the Plan for retirement savings.

ELIGIBILITY

If you are employed (or self-employed) and under age 70 1/2 at the end of a taxable year, you may establish an IRA. A spouse with little or no compensation can establish a Spousal IRA if at the end of a taxable year he or she is under age 70 1/2 and still married. For federal income tax purposes, your IRA contributions may be treated as deductible or nondeductible as discussed below. You may establish an IRA for the purpose of making a rollover contribution, regardless of your age or employment status.

CONTRIBUTIONS

In General
As long as you are eligible, you may make annual contributions to an IRA in an amount of up to the lesser of 100 percent of compensation or $2,000. Similarly, you may contribute up to $2,000 to an eligible spouse's IRA as long as the combined total contributions to both spouse's IRAs do not exceed the combined compensation of you and your spouse. You must file a joint federal income tax return and your spouse's taxable compensation for the year must be less than yours. This means that total combined contributions to both IRAs can be as much as $4,000 a year. The amount contributed may be divided between your IRAs in any way you decide as long as not more than $2,000 is contributed to either spouse's IRA for a single year. If you reach age 70 1/2 before your spouse does and you are still employed, you may no longer make contributions to your IRA, but you may continue to make spousal contributions to your spouse's account until the year your spouse reaches age 70 1/2. Contributions that exceed the maximum limits are excess contributions subject to penalties described later in this booklet.
     Compensation includes salary, bonuses, wages, overtime pay, tips, professional fees, earned income from self-employment, and taxable alimony or separate maintenance payments. It does not include rental income, dividends or interest, or amounts received as pension, annuity or deferred compensation income.
     Your IRA contributions are held in a Custodial Account exclusively for your benefit and the benefit of any beneficiaries you may designate on a Beneficiary Form delivered to the Custodian. The assets in your IRA generally may not be combined with those of another individual, and your right to the entire balance in your IRA is nonforfeitable.
     IRA contributions for a given year may be made until the due date for filing your federal income tax return for that year (generally April 15) but not including extensions. You must designate the tax year for which each contribution is made. If you do not designate the desired year for a contribution, your contribution will be applied to the current year.

     Under the Plan, the minimum initial contribution is $500 per Mutual Fund account. This minimum amount must be contributed in a single payment when you establish your IRA. Thereafter, contributions can be made in amounts as small as $50 each. These minimums do not apply to IRAs established as part of a Simplified Employee Pension Plan ("SEP") in which there is more than one participant. Stein Roe & Farnham also may waive or reduce these minimums.

Deductible Contribution Limit
General - If neither you nor your spouse, if married, has been an active participant in an employer-maintained retirement plan during the year for which your contribution is made, contributions are deductible to the full extent of the contribution limit. For individual accounts this means you may deduct your contribution up to the lesser of $2,000 or 100 percent of your individual compensation. The deductibility of contributions to a Spousal IRA is determined by the same rules as those applicable to regular contributions. You may deduct the contribution to the IRA of a spouse with less compensation in the amount of the lesser of: i) $2,000; or ii) the compensation of both spouses, reduced by any deduction allowed for contributions to the IRA of the spouse with more compensation. The deduction for contributions to both spouse's IRAs may be further limited if either spouse is covered by an employer-maintained retirement plan.
     If either you or, if you are married, your spouse, is an active participant in an employer-maintained retirement plan, the deductibility of your contribution depends upon your modified adjusted gross income ("MAGI") and filing status for the year for which your contribution is made. Your contribution is fully deductible if your MAGI is less than $40,000 if you are married, or $25,000 if you are unmarried. Your deduction is eliminated when your MAGI reaches $50,000 if you are married, or $35,000 if you are unmarried. Your deduction is phased out if your MAGI is between these amounts as explained below. These rules assume that, if you are married, you are going to file a joint tax return.
     For active participants who are married but do not live with a spouse, for any part of the year and file a separate return, the deductibility of contributions is determined as if you were unmarried. If you are married and living together but file separate tax returns, you and your spouse can take only a partial deduction for your respective IRA contributions if your individual MAGI is less than $10,000, and no deduction if your individual MAGI is $10,000 or over.

Active Participant - Your annual IRS Form W-2 from your employer should indicate whether you are an active participant for purposes of your IRA deduction. In general, you (or your spouse) are considered an active participant in an employer-maintained retirement plan for any year if you participate in a qualified defined benefit plan, a defined contribution plan (such as a money purchase pension, profit-sharing, 401(k), stock bonus or annuity plan), a SEP, a SIMPLE, or a government plan (excluding unfunded deferred compensation plans under section 457 of the Internal Revenue Code) during any part of the plan year ending with or within the year for which you make an IRA contribution. You are treated as an active participant even if your plan benefits are not yet fully vested and nonforfeitable, but you are not treated as an active participant if you have not yet satisfied the plan's eligibility requirements for minimum age or service. You also are treated as an active participant for any year in which you make a voluntary or mandatory contribution to an employer-maintained retirement plan, even if your employer makes no contribution to the plan on your behalf.

Modified Adjusted Gross Income ("MAGI") - If you are an active participant in an employer-maintained retirement plan, your MAGI must be calculated to determine what portion, if any of your IRA contribution is deductible. It is not necessarily the same as the amount shown on the "adjusted gross income" line of your federal income tax return. Refer to IRS Publication 590 for details. Note that for purposes of your IRA deduction limit, your MAGI includes any taxable Social Security benefits you receive for the year, as well as passive activity losses or credits derived from the conduct of a trade or business in which you do not materially participate. If you are married and file a joint return, your deductible contribution limit is determined on the basis of the combined MAGI of you and your spouse.

Nondeductible Contribution Limit
To the extent you are not eligible to make a deductible contribution, you may make a nondeductible contribution to your IRA up to the excess of (i) your aggregate contribution limit (100 percent of compensation up to $2,000 for individuals, 100 percent of combined compensation up to $4,000 for a married couple) over (ii) the applicable deductible contribution limit.
     You must designate nondeductible contributions for a given year on IRS Form 8606, which must be filed with your federal income tax return for that year. You should retain a copy of your return and IRS Form 8606 for your reference in determining the amount of cumulative deductible and nondeductible contributions. Your return and IRS Form 8606 will be needed to determine the taxable portion of any withdrawals you make. You need not specify whether a contribution is deductible to the Custodian of your IRA because it does not differentiate between deductible and nondeductible contributions on its records.

Determining Your Deductible and Nondeductible Contribution Limits Active participants in employer-maintained retirement plans (at certain income levels) will need to determine deductible and nondeductible contribution limits for a regular IRA. For single individuals with MAGI between $25,000 and $35,000, or for a married individual with combined MAGI between $40,000 and $50,000:
1. Determine Excess MAGI by subtracting the applicable threshold amount (i.e., subtract $40,000, if filing jointly; $25,000 or $0 if not) from your actual MAGI; if the result is more than $10,000 or less than zero, this calculation is not applicable; your contribution is either completely nondeductible or fully deductible--see above.
2. Subtract the Excess MAGI determined in Step 1 from $10,000.
3. Multiply the result in Step 2 by 20 percent and round the product up to the next highest multiple of $10. This is your deductible contribution limit. If, however, the product is less than $200 but greater than $0, your deductible contribution limit is $200.
4. Subtract your deductible contribution limit from your contribution limit (100 percent of compensation up to $2,000 for individuals). This is your nondeductible contribution limit.

Example: A single working individual with MAGI of $32,000, who is an active participant in an employer-maintained retirement plan.
The contribution limit is $2,000 and the applicable threshold is $25,000.
Step 1: Excess MAGI:       $32,000 - $25,000 = $7,000
Step 2: Margin:            $10,000 - $7,000  = $3,000
Step 3: Deductible Portion: $3,000 x 20%     = $600
Step 4: Nondeductible Contribution Limit:
                            $2,000 - $600    = $1,400

Note:   This computation applies separately to each working
spouse with a regular IRA (contributions are limited by each individual's income). Consult your tax advisor or IRS Publication 590 for details about figuring the deductibility of contributions to a Spousal IRA.

CONTRIBUTION CORRECTIONS

Contributions in excess of your maximum allowable annual contribution limit are treated as excess contributions whether or not you deduct them. You will be liable for a nondeductible excise tax of 6 percent on the amount of the excess for the year the excess contribution is made unless (i) you withdraw the excess and the income earned on the excess prior to the due date for filing your federal income tax return (including extensions) and (ii) you do not deduct the excess on your federal income tax return.
     You may direct the Custodian to return the excess or apply the excess as a contribution for a subsequent year by completing an Excess Contribution Correction Form. The Custodian will automatically treat contributions to your IRA account in excess of the maximum dollar contribution limit ($2,000 per individual account) as a contribution for the subsequent year unless you direct the Custodian in writing to distribute to you such excess and the income earned on the excess prior to the deadline for filing your federal income tax return for the year for which the excess contribution was made. If contributions to your account are less than $2,000, but are in excess of your compensation, the Custodian will not take any action unless you direct the Custodian to make a corrective distribution by properly completing an Excess Contribution Correction Form.
     If an excess contribution remains in your IRA after the due date for filing your tax return, you will be subject to the 6 percent excise tax for each year the excess remains uncorrected. If you withdraw the excess after the date for filing your federal income tax return for the year in which the excess contribution was made and the total contribution for that year exceeded $2,250, the amount withdrawn may be taxed as ordinary income and also may be subject to a nondeductible excise tax on premature distributions equal to 10 percent of the amount withdrawn. The withdrawal penalty (but not the 6 percent excise tax) may be avoided if you correct your excess contribution by applying the excess as a contribution for a later year.
     Contributions you deduct in excess of your deductible contribution limit also are treated as excess contributions to the extent you do not designate them as nondeductible contributions or, if permitted, correct them by withdrawal or reallocation to a subsequent year as described above.

ROLLOVER CONTRIBUTIONS AND ASSET TRANSFERS

Eligible Rollover Distributions
You may defer taxation on an eligible rollover distribution from your employer's tax-qualified plan or 403(b) plan by making a rollover contribution of the distribution to an IRA within 60 days of the date of the distribution. In addition, if you are a spouse or former spouse who is receiving an eligible rollover distribution paid by reason of your spouse's death or pursuant to a qualified domestic relations order (within the meaning of section 414(p) of the Internal Revenue Code) issued in a divorce or similar proceeding, you may make a rollover contribution of that distribution. An "eligible rollover distribution" is a distribution of all or any part of the taxable portion of the balance to your credit in your employer's tax-qualified plan except (i) any distribution that is required to be made because you have reached age 70 1/2 ; (ii) any distribution made over your life or life expectancy (or the lives or life expectancies of you and a designated beneficiary); and (iii) any distribution which is part of a series of substantially equal payments over a period of 10 or more years.
     You may roll over all or any portion of an eligible rollover distribution, but only that portion which is properly rolled over into an IRA will be eligible for the tax deferral. The remainder will generally be included in your gross income as ordinary income subject to federal income tax in the year in which you receive it. If your qualifying distribution includes property other than cash, you may sell the property and roll over cash equal to the fair market value of the property or, with the consent of the Custodian, you may roll over the property.
     Eligible rollover distributions are subject to mandatory 20 percent federal income tax withholding unless you elect a direct rollover to an IRA or tax-qualified plan. If you elect a direct rollover, your distribution proceeds must be made payable to the trustee or custodian of the IRA or tax-qualified plan to which the rollover is made. If the proceeds are made payable to you, 20 percent mandatory withholding will apply, but you still may roll over an amount equal to all or any portion of your eligible rollover distribution. Accordingly, in the case of an eligible rollover distribution paid to you (less the amount withheld), you may roll over an amount equal to the eligible rollover distribution by supplementing the rollover with cash from other sources.

IRA Rollover Contributions and Asset Transfers
You also may make an IRA-to-IRA rollover contribution, but you are limited to one IRA-to-IRA rollover every 12 months (beginning on the date you receive your IRA distribution, and not on the date you make your rollover contribution). However, a tax-free IRA asset transfer from one custodian to another is not treated as a rollover and, therefore, is not subject to the 12-month limitation. You may make an IRA asset transfer to a Stein Roe IRA by completing the Asset Transfer section of the Application Form. An asset transfer from your Stein Roe IRA to another custodian will be made upon receipt by SSI of a written request signed by both you and your successor custodian in a form acceptable to SSI. If you make an asset transfer from your Stein Roe IRA in the year you reach age 70 1/2 or any subsequent year, the amount transferred will be reduced by any amount required to satisfy the minimum distribution requirement for the year of transfer as provided in Section 4 of the Plan. The amount by which the transfer is reduced shall be distributed to you.
     In general, asset transfers and rollover contributions may be invested in the same IRA as regular contributions. However, if assets are transferred or rolled over from a plan ("transferor plan") after distribution from the transferor plan required by sections 401(a)(9), 408(a)(6) or 408(b)(3) of the Code has commenced ("required distribution"), the assets must be placed in a separate IRA if you are receiving required distributions from your preexisting IRA over a period longer than the period over which you were receiving required distributions from the transferor plan. (The assets from the transferor plan must be distributed over a period no longer than the period established under the transferor plan.) In addition, an eligible rollover distribution must be rolled over into a separate IRA if you wish to preserve the ability to later roll over those assets to another qualified plan.
     If you wish to make a rollover contribution to the Plan, you must complete the appropriate sections of the Application Form. If you decide to make a rollover from your Stein Roe IRA to another IRA, you must complete and return a Distribution Request Form to SSI. To avoid income and premature distribution taxes, a rollover must be made within 60 days of the date of the distribution.
     The Stein Roe Funds IRA Plan is not a SIMPLE retirement plan. You may not transfer or roll over SIMPLE IRA assets into this Plan.

SPOUSAL IRA

If you are married and employed (or self-employed), you may be able to contribute to a Spousal IRA for your spouse who has little or no compensation, as long as you file a joint federal income tax return. For more information about contributions to Spousal IRAs, see the earlier discussion in the section entitled "Contributions."
     Under this arrangement, each spouse must sign a separate Application Form to establish separate IRAs. Because a separate IRA is established for each of you, you may make regular IRA contributions to a Spousal IRA that was established in a previous year. Conversely, Spousal IRA contributions may be made to an IRA established in a prior year for the purpose of making regular contributions. Except for the limitations discussed above, a Spousal IRA is identical to a regular IRA.

DISTRIBUTION OF BENEFITS

General
You may request a distribution from your IRA by completing and returning to SSI a Distribution Request Form acceptable to the Custodian. Distributions must begin no later than April 1 following the year in which you attain age 70 1/2. (If you and your spouse maintain IRAs under a spousal arrangement, then your age determines whether you are required to take distributions from your IRA and your spouse's age is the relevant age for your spouse's IRA.)
     You may elect to receive your distribution in cash or in Mutual Fund shares by either one, or a combination of, the following methods:
- In a lump sum; or
- In installment payments payable over a period of time not greater than your life expectancy or the joint and last survivor life expectancy of you and your designated beneficiary.

Minimum Distribution Requirements
Beginning with the year in which you reach age 70 1/2, you must begin to receive a minimum distribution amount each year. Your initial minimum distribution must be made no later than April 1 following the year you reach age 70 1/2; thereafter, your minimum distribution must be made no later than December 31 of each year. Thus, if you defer your first minimum distribution until the year following the year you reach age 70 1/2, you will be required to withdraw a minimum distribution amount for both the prior and current year.
     In general, the minimum distribution amount you are required to withdraw each year is equal to the balance in your Stein Roe IRA (aggregating all Mutual Fund accounts maintained under your IRA) on December 31 of the prior year divided by the applicable life expectancy. Your aggregate account balance, however, is increased by any rollover contributions to your Stein Roe IRA received after December 31 that were distributed from another IRA or tax-qualified plan before December 31. If you establish an installment plan, you are responsible for verifying that you have withdrawn the requisite minimum distribution amount each year and making additional withdrawals, if necessary. If you maintain more than one IRA, your minimum distribution amount must be determined separately for each IRA.
     The applicable life expectancy used to determine your minimum distribution amount each year is either your life expectancy or the joint and last survivor life expectancy of you and your designated beneficiary (who is either an individual or a trust meeting certain requirements) determined in the year you reach age 70 1/2 by using Internal Revenue Service life expectancy tables, reduced by one for each year elapsed since that year, unless you elect to recalculate life expectancy. You may recalculate your life expectancy or, if your spouse is your designated beneficiary, your spouse's life expectancy, or the joint and last survivor life expectancy of you and your spouse each year. Your election to recalculate or not recalculate life expectancy becomes irrevocable on the April 1 following the year you reach age 70 1/2. If you elect to recalculate life expectancy and you (or your spouse, if applicable) die after payments have commenced, the life expectancy of the deceased will be reduced to zero and the maximum period over which the remaining benefits may be paid to your beneficiaries will be correspondingly reduced. If your method of distribution is based on the joint and last survivor life expectancy of you and a non-spouse beneficiary, the method must comply with regulations designed to assure at least 50 percent of the present value of the amount available for distribution is paid within your life expectancy. These regulations require certain minimum distributions based on an IRS table.

Distribution of Death Benefits
You may designate one or more beneficiaries to receive the benefits in your IRA upon your death by filing a properly executed Beneficiary Form with the Custodian. If you do not designate a beneficiary, your death benefits will be distributed to your surviving spouse if you are married or, if you have no surviving spouse, to your estate. If your beneficiary fails to elect a method of distribution, your death benefits will be distributed in a lump sum.
     If distributions to you have commenced before your death, and you die on or after April 1 of the year following the year you reach age 70 1/2, your death benefits must be distributed at least as rapidly as under the method by which you were receiving distributions. If you die before April 1 of the year following the year you reach age 70 1/2, regardless of whether distributions to you have commenced, your death benefits must be distributed no later than five years after the last day of the year in which you die unless your designated beneficiary (who is either an individual or a trust meeting certain requirements) elects the alternative distribution method described in the next paragraph.
     If he or she qualifies to elect the alternative distribution method, your designated beneficiary may elect to receive your death benefits in installments over a period of as long as his or her life expectancy, provided such installments commence no later than the last day of the year following the year in which you die. If your sole beneficiary is your surviving spouse, commencement of such payments may be further delayed until the end of the calendar year in which you would have reached age 70 1/2. Under this alternative method, your designated beneficiary's life expectancy is determined as of his or her birthday in the year payments commence. In addition, if your designated beneficiary is your surviving spouse, your spouse may elect to treat his or her share of your death benefits as his or her own IRA, subject to the distribution requirements applicable to a participant.
     For more complete information on the distribution of death benefits, please refer to Sections 4.4 and 4.5 of the Plan and the Beneficiary Form.

TAXATION OF DISTRIBUTIONS

General
In general, distributions from your IRA are taxed to the recipient as ordinary income in the year of receipt and do not receive the more favorable federal income tax treatment afforded recipients of distributions from certain kinds of tax-qualified retirement plans, such as special income averaging. However, recipients are eligible to utilize the general income averaging provisions of the Internal Revenue Code. In some instances, installment payments may reduce the total tax paid by the recipient by extending taxation over a number of years.
     If you have made nondeductible contributions to any IRA, a portion of your distribution will be nontaxable. The nontaxable amount is the portion of your distribution that bears the same ratio to the distribution as (i) your aggregate nondeductible contributions to all of your IRAs bear to (ii) the aggregate balance in all of your IRAs on the last day of the year in which you received your distribution plus the amount of your distribution. For this purpose, the balances in all IRAs that you maintain (including rollovers and SEPs) and all distributions you receive during the year must be aggregated.
     Distributions are subject to withholding of federal income tax at a rate of 10 percent unless you elect not to have withholding apply.

Additional Taxes on Distributions
If you receive a distribution prior to age 59 1/2, the taxable portion of your distribution generally will be treated as a premature distribution subject to a 10 percent additional tax. This additional tax normally does not apply, however, to distributions: 1) by reason of your death or permanent disability; 2) to the extent of your payment of unreimbursed medical expenses in excess of 7.5 percent of your adjusted gross income; 3) to the extent of your payment for health insurance for yourself, your spouse and dependents during a period of extended unemployment; 4) payable in substantially equal installments over a period no greater than your life expectancy or the joint and last survivor life expectancy of you and your designated beneficiary; 5) to an alternate payee pursuant to a qualified domestic relations order; or 6) of the principal amount of an excess deferral in accordance with applicable rules and regulations.
     If you fail to withdraw the minimum distribution amount for any year after reaching age 70 1/2, you will be subject to a 50 percent additional tax on the amount by which the required minimum distribution amount exceeds the amount withdrawn. Prior to 1997, if aggregate distributions from all of your IRAs and any tax-qualified retirement plans exceeded $155,000, you were subject to a 15 percent additional tax on the excess amount. This excess distribution tax has been repealed. As a result, beginning in 1997, if you are age 59 1/2 you may withdraw an unlimited amount (subject to regular income taxes) without the additional 15 percent tax. You should consult your tax and legal advisors to determine if this is an appropriate strategy in your particular case.
     The 15 percent tax on excess retirement accumulations also has been repealed for purposes of all estates and decedents dying after December 31, 1996.

REPORTING TO THE INTERNAL REVENUE SERVICE

Each year the Custodian will send you IRS Form 5498, which reports contributions made to your IRA for the prior year. The Custodian also will report to you your prior year distributions on IRS Form 1099-R. Copies of these reports also are filed with the Internal Revenue Service ("IRS").
     If you make a nondeductible contribution to your IRA, you must report it to the IRS on IRS Form 8606, which must be filed with your federal income tax return for the year for which the contribution is made. If you owe additional taxes on excess contributions, on premature distributions or for insufficient or excessive distributions, you must file IRS Form 5329 with the IRS. IRS Form 5330 must be filed in connection with a prohibited transaction.

PROHIBITED TRANSACTIONS

If you engage in a "prohibited transaction" with your IRA, your IRA will lose its tax exemption and you will be treated as having received a distribution of your IRA as of the first day of the year in which you engaged in the prohibited transaction. The deemed distribution would be subject to federal income tax and, if you are under age 59 1/2, to the additional 10 percent tax on premature distributions on the balance in your IRA. Prohibited transactions include such transactions as the selling to, buying from, leasing any property to or from, lending to or borrowing from, furnishing goods or services to, or receiving goods or services from, a "party in interest" (i.e., a party related in some way to your IRA). You also are prohibited from improperly using the income or assets of your IRA, or allowing certain other "disqualified persons" to do so. However, a transfer of all or a portion of your IRA pursuant to a "qualified domestic relations order" such as a property settlement agreement under a divorce decree is not considered a prohibited transaction.
     Further, your IRA may not be invested in life insurance, nor may any part of your IRA be pledged as security for a loan. If you do pledge your IRA, you will be treated as if you received a taxable distribution of the portion of your IRA assets used as security for the loan. This portion of your IRA would be subject to federal income tax and, if you are under age 59 1/2, the additional 10 percent tax on premature distributions.

THE CUSTODIAN AND THE PLAN SPONSOR

The Custodian is named in the Application Form and is responsible for the administration of the Plan in accordance with the terms of the Application Form and Plan. The Custodian has engaged SteinRoe Services Inc. ("SSI"), the parent of the Plan Sponsor, Stein Roe & Farnham Incorporated, to perform most of the ministerial functions in connection with the maintenance of Stein Roe Mutual Fund accounts established under the Plan. SSI also serves as transfer agent for each of the Stein Roe Mutual Funds. Stein Roe & Farnham, as Plan Sponsor, has the authority to amend the Plan on behalf of all participants.

INVESTMENT OF CONTRIBUTIONS

The Plan provides a wide range of investment alternatives from which you may construct a portfolio to suit your own retirement planning needs. You may invest your IRA in shares of one or any combination of the no-load Stein Roe Mutual Funds (the "Mutual Funds" or "Funds") listed on the Application Form. If you have at least $250,000 in your IRA, you also may invest your IRA in other investments in addition to (or in lieu of) the Stein Roe Funds. However, at least 50 percent of your IRA must be invested in the Stein Roe Funds and/or be subject to an investment advisory agreement with Stein Roe & Farnham. Stein Roe & Farnham may elect to reduce or waive these minimums.
     The investment minimum required to establish an account with any of the Funds is $500, unless Stein Roe & Farnham waives or reduces this minimum. Subsequent contributions to the same Mutual Fund account can be as small as $50. If your retirement investment objectives change, you may change your portfolio by exchanging shares of one Fund for those of another. The Stein Roe Mutual Funds levy no sales commissions or 12b-1 charges.
     In selecting a Stein Roe Mutual Fund for investment, it is important that the investment objective of the Mutual Fund selected be consistent with your retirement and investment objectives. Important information concerning the Stein Roe

Mutual Funds and their investment objectives, policies and restrictions is contained in the Funds' prospectuses and financial reports. Growth in value is not guaranteed or projected. All income dividends and capital gains distributions paid on Mutual Fund shares are invested in accordance with the Mutual Fund's prospectus.
     For more complete information on the Mutual Funds, including management fees and expenses, obtain the Mutual Funds' prospectuses by calling toll free 800-338-2550. Read the prospectuses carefully before you invest or send money. You can get information about the Mutual Funds, including prospectuses and daily share price information, by accessing Stein Roe's Internet address at http://www.steinroe.com.

CHARGES AND FEES

Stein Roe Fund Fees
All of the Stein Roe Funds are pure no-load investments. You pay no sales commissions or 12b-1 charges for purchasing or exchanging Fund shares. With the exception of the Emerging Market Fund, no Fund charges redemption fees. In the case of the Emerging Markets Fund, a redemption fee of 1 percent is charged only on shares held less than 90 days. It is payable to the Fund for the benefit of remaining shareholders. Each Fund does, however, pay certain operational expenses, including management fees. For complete information about Fund expenses and the method of calculating each Fund's net asset value per share, please read the Fund prospectuses available in writing and via the Stein Roe web site at http://www.steinroe.com.

Custodial Fees
Your IRA is subject to custodial fees as provided in the IRA Plan. These custodial fees will be paid by converting Fund Shares in IRA accounts to cash, as determined by Stein Roe Mutual Funds. In general, these fees are for the maintenance of your IRA account(s)--Stein Roe Mutual Funds are no-load funds and no fees are charged based on your contributions.
     SteinRoe Services Inc. performs most of the ministerial functions in maintaining Fund accounts. As a result, it receives a substantial portion of your IRA custodial fees. Following are descriptions of custodial fees for Stein Roe IRA accounts. These fees may be changed upon 45 days' written notice to you. The Custodian also reserves the right to waive or reduce any of its charges or fees.

1. Fund Account Annual Maintenance Fee: $10 (maximum $30)
For IRA accounts for which the aggregate balance of all Fund accounts is less than $10,000 on the valuation date, a Fund Account Annual Maintenance Fee will apply. A fee of $10 will be charged for each Fund account maintained by you during any part of the subject calendar year -- limit three Fund accounts. Stein Roe Mutual Funds will determine which Fund accounts are charged.
2. Distribution Fee: $10
For all IRA accounts, a distribution fee will be charged for each distribution from a Fund account--in the case of installment payments, however, this fee is charged only at the time the installment plan is established.

3. Termnation fee: $10
For all IRA accounts, a termination fee will be charged for each Fund account liquidated in connection with the termination or transfer of your IRA. This fee is not applicable to accounts which are distributed pursuant to an installment plan.
4. Other Services
For all IRA accounts for which the Custodian is required to perform services not ordinarily provided under the Plan, including making participant-directed investments of large Custodial accounts of

$250,000 or more pursuant to Section 7.3 of the Plan, the Custodian may charge such additional fees as are appropriate.

SIMPLIFIED EMPLOYEE PENSION PLANS

The Internal Revenue Code permits certain employers to establish Simplified Employee Pension Plans ("SEPs") to which annual contributions may be made on behalf of all employees meeting certain eligibility requirements ("non-elective contributions"). If adopted before January 1, 1997, an additional feature may allow employees to make pretax salary reduction contributions ("elective deferrals"). In general, except as otherwise specifically stated in the Plan, the provisions of the Plan apply to IRAs to which SEP contributions are made and each participant in the SEP has all the rights described herein with respect to an ordinary IRA, including, for example, the right to select the Funds in which contributions shall be invested.
     As an employer, you may establish a SEP either by designing your own SEP or by executing IRS Form 5305-SEP. If you do not presently maintain any other qualified plan (except another SEP) and you have never maintained a defined benefit plan, you may establish a SEP by using IRS Form 5305-SEP. If you are a member of an affiliated service group or a controlled group of corporations, trades or business (described in Internal Revenue Code sections 414 (m), (b) and (c), respectively) all eligible employees of the member employers must participate. You also may not use IRS Form 5305-SEP if you have any leased employees (described in Internal Revenue Code section 414(n)). You may establish a SEP up until your tax return due date (including extensions) for the year for which contributions are first made.
     If you decide to adopt a SEP, you must cover all employees who have attained a minimum age requirement (which cannot be more than 21 years) and performed services for you for a minimum period (which cannot be more than any part of three of the preceding five calendar years). Except as described below, for any year for which you make a non-elective employer contribution, contributions must be made for each employee who was eligible for any part of the year, including those who are no longer employed by you as of the SEP contribution date. Under a SEP, each eligible employee must establish an IRA. If an eligible employee does not establish an IRA, you must establish one for that individual. Otherwise, your other employees may not participate and other adverse tax consequences may result.
     Prior to January 1, 1997, SEP plans could adopt a salary deferral option pursuant to which contributions also could be made at the election of the employee through "pretax" salary reduction contributions ("elective deferrals"). Although this option is no longer available, SEP plans having the salary deferral option in place as of December 31, 1996, can continue to operate in all respects, including adding new employees and making contributions. In such a plan, an elective deferral is permitted in a given year only if at least 50 percent of all eligible employees elect to make them. In addition, the elective deferrals of certain highly compensated employees, as a percentage of each employee's compensation, may not exceed 125 percent of the average amount deferred as a percentage of compensation by all other eligible employees.

Excluded Employees
Under a SEP, a contribution need not be made on behalf of any eligible employee whose compensation is less than a specified amount indexed for inflation for the calendar year. (For 1997, you need not make a contribution on behalf of an individual whose compensation is less than $400.) The following groups of persons also may be excluded:

1.  Employees who are members of a
    collective bargaining unit, represented by a collective bargaining agent, and covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining; and
2. Employees who are nonresident aliens and who receive from the employer no earned income that constitutes income from sources in the United States as defined by the Internal Revenue Code.

SEP Contributions
Each year, total contributions for any participant under a SEP (including elective deferrals) are limited to the lesser of 15 percent of an employee's compensation up to $160,000 (for 1997), or $30,000. For SEP plans with an elective deferral feature, eligible employees may make elective deferrals that reduce gross income of up to $9,500 (for 1997), subject to the overall $30,000 and 15 percent limits. All three of these dollar limits are subject to adjustment each year for cost-of-living increases.
     Deductible non-elective contributions in excess of the maximum allowable annual contribution limit are excess contributions and are subject to the regular IRA excess contribution rules. Elective deferrals in excess of the maximum allowable annual deferral limit are excess elective deferrals subject to special rules. For more information on the treatment of excess elective deferrals, please refer to Section 3.5 of the Plan. SEP contributions are in addition to any regular IRA contributions your employees make as individuals. Although you are neither required to make non-elective contributions each year, nor to make them at the same percentage rate each year, for each year in which you make a non-elective contribution your contribution must be made on behalf of each eligible employee who has met the age and service requirement of your SEP and you are responsible for allocating your contributions among all eligible employees in proportion to their respective compensation. Your non-elective contributions may be made for a year up to the date on which your business tax return is due (including extensions).

Miscellaneous
As an employer, you are responsible for all aspects of the interpretation, operation and administration of your SEP, including the determination of contributions and their allocation.
     If in any year an employee's account does not qualify as an IRA or the SEP contribution is not properly made, contributions to that employee's account may be treated as compensation and any deduction for the contribution (plus any regular IRA contributions the employee makes) may be subject to the regular IRA contribution limitations and the regular IRA excess contribution and premature distribution rules.
     This Disclosure Statement is not intended as a complete or definitive explanation or interpretation of the laws and regulations applicable to IRAs or the Stein Roe Mutual Funds Individual Retirement Account Plan. Establishing an IRA for retirement savings represents a decision that has significant legal, financial and tax implications. If you are considering adopting an IRA, we suggest that you consult with counsel regarding the legal, financial and tax consequences of doing so. Further information also can be obtained from any district office of the Internal Revenue Service.

STEIN ROE FUNDS

INDIVIDUAL RETIREMENT ACCOUNT PLAN

SECTION 1 - INTRODUCTION

The Custodian designated in the Application Form, by separate agreement and by facsimile signature of its authorized officer thereon, agrees that an individual retirement account is established under section 408(a) of the Code and the terms of this Plan pursuant to which it agrees to serve as Custodian when it is appointed under a properly executed Application Form sent to the Custodian in accordance with the terms of the Application Form and the Plan.

SECTION 2 - DEFINITIONS

As used herein:
2.1 "Beneficiary" means any person designated by a Participant in accordance with Section 4.5 hereof to receive any death benefits which shall be payable under the Plan.
2.2 "Code" means the Internal Revenue Code of 1986, as from time to time amended, any regulations issued thereunder and any subsequent Internal Revenue Code.
2.3 "Compensation" means the total compensation received by a Participant for each Plan Year during which he is a Participant, including wages, salary, professional fees, or other amounts derived from or received for personal service actually rendered (including, but not limited to, salesmen's commissions, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) and Earned Income (reduced by the deduction, if any, taken for contributions by a self-employed individual to a tax-qualified retirement plan covering such self-employed individual). Compensation also includes any amount includible in a Participant's gross income under section 71 of the Code with respect to a divorce or separation instrument described in section 71(b)(2)(A). Compensation does not include amounts derived from or received as earnings or profits from property (including, but not limited to, interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation.
2.4 "Custodial Account" means the individual retirement account established for the Participant under the Plan.
2.5 "Custodian" means the financial institution named in the Application Form and any successor thereto.
2.6 "Disabled" or "Disability" means the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment that can be expected to result in death or be of a long, continued and indefinite duration.
2.7 "Earned Income" means Earned Income of a Participant after deductions under section 404 of the Code but before federal income taxes for each taxable year for which a contribution is made to his Custodial Account by him or on his behalf. Earned Income shall equal his net earnings from self-employment to the extent that such net earnings constitute compensation for personal services actually rendered by him for such year; provided, however, that his personal services must be a material income-producing factor in his profession, trade or business. If a Participant derives income from services as an author or inventor, the term Earned Income includes gain (other than any gain from the sale or exchange of a capital asset) and net earnings derived from the sale or other disposition of, the transfer of any interest in, or the licensing of the use of property (other than goodwill) by the Participant if personal efforts created such property.
2.8 "Excess Deferral" means, for any taxable year, the amount of any excess contribution made under a cash or deferral arrangement to an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, a SEP, or a plan described in section 501(c)(18) of the Code.
2.9 "Mutual Fund" or "Mutual Funds" means the Mutual Fund(s) specified in the Application Form in which assets of the Custodial Account may be invested. No Mutual Fund shall be available for investment under the Plan (i) prior to the date the prospectus for such Mutual Fund discloses its availability or (ii) with respect to any Participant who resides in any state in which shares of the Mutual Fund are not available for sale.
2.10 "Nonworking Spouse" means a Participant's spouse who has less taxable compensation than the Participant for the year for which a contribution is made.
2.11 "Participant" means the person who executes the Application Form effective on the date of execution.
2.12 "Plan" means the Individual Retirement Account Plan as provided in this document and the Application Form (the provisions of which are incorporated herein by reference) and any amendments thereof.
2.13 "Rollover Contribution" means a rollover contribution as described in section 402(c), section 403(a)(4), section 403(b)(8), section 408(d)(3), or, prior to their repeal, sections 405(d)(3), 409(b)(3)(C) or 409(b)(D) of the Code.
2.14 "SEP Contribution" means a contribution made by the employer of a Participant pursuant to section 408(k) of the
Code under a Simplified Employee Pension Plan ("SEP") established by the use of Internal Revenue Service Form 5305-SEP or Internal Revenue Service Form 5305A-SEP.
2.15 "Sponsor" means Stein Roe & Farnham Incorporated ("Stein
     Roe & Farnham"), or such other person qualified to act as sponsor as from time to time designated by Stein Roe & Farnham.

SECTION 3 - CONTRIBUTIONS

3.1 Restriction on Contributions. Except for Rollover Contributions under Section 5.2 hereof, all contributions shall be made in cash. Each contribution must be accompanied by written instructions on a form, provided or permitted by the Custodian, specifying the Participant's Custodial Account to which they are to be credited and the manner in which they are to be invested. Except for Rollover Contributions and SEP Contributions, no contributions may be made by or on behalf of any Participant for any taxable year beginning in the year the Participant reaches age 70 1/2. The Custodian may accept such contributions by or on behalf of the Participant as it may receive from time to time, provided, however, that except in the case of Rollover Contributions, the Custodian shall not accept contributions made by or on behalf of a Participant for any taxable year in excess of the maximum dollar amount specified in Section
     3.3 hereof (or such other maximum dollar amount as may from time to time be permitted under the Code). This Plan is not a SIMPLE retirement plan and no participant shall make

     SIMPLE plan contributions by rollover or otherwise.
3.2 Minimum Contribution Amounts. The minimum initial contribution is $500 per Mutual Fund account. This minimum amount must be contributed in a single payment when an IRA is established, and at such time as a Participant makes his or her initial investment in each additional Mutual Fund. Thereafter, contributions can be made in amounts of not less than $50. These minimums do not apply to IRAs established as part of a Simplified Employee Pension Plan ("SEP"). Stein Roe & Farnham also may waive or reduce these minimums.
3.3  Maximum Contribution Amounts.
     (a) Regular Contributions. Except as otherwise expressly provided in this Section and Section 5 hereof, the aggregate amount of contributions by or on behalf of a Participant for the taxable year shall be not more than an amount equal to the lesser of 100 percent of the Compensation of the Participant within the taxable year or $2,000.
     (b) SEP Contributions. For any taxable year, the aggregate amount of contributions to a Simplified Employee Pension plan ("SEP Contribution") made by an employer on behalf of a Participant may not exceed the lesser of $30,000 (or such other amount as may from time to time be permitted under the Code or regulations thereunder) or 15 percent of the Participant's Compensation paid by the employer determined without regard to such contribution or Compensation in excess of the annual compensation limit set forth by the Omnibus Budget Reconciliation Act of 1993 (OBRA'93). The OBRA'93 annual compensation limit is $160,000 (in 1997), as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with section 401(a)(17) - 1(b) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. SEP Contributions made on behalf of a Participant to a SEP providing for elective employee deferrals may not exceed $9,500 for 1997 (or such other amount as may from time to time be permitted under the
         Code). SEP Contributions may be made in addition to regular or rollover contributions made by or on behalf of the Participant as described elsewhere herein.
     (c) Spousal Contributions. For any taxable year in which a Participant is married (as described in section 143(a) of the Code) to a Nonworking Spouse with whom a joint tax return is filed, the Participant may elect to make contributions on behalf of the Nonworking Spouse to a Custodial Account that the Nonworking Spouse has established by executing an Application Form. Under this arrangement, the aggregate contributions made to the Custodial Accounts of both the Participant and the Nonworking Spouse for any taxable year may not exceed the lesser of $4,000 or 100 percent of the combined compensation of both spouses; provided, however, that the contribution to the Participant's account cannot exceed the lesser of his or her compensation or $2,000, and that to the Nonworking Spouse's account may not exceed the remaining balance of the couple's contribution limit up to $2,000.
            A Nonworking Spouse who establishes a Custodial Account under this Subsection shall be treated as a Participant under the Plan for all purposes and, for any taxable year in which the Nonworking Spouse has Compensation, the Participant and the Nonworking Spouse may make contributions to their respective Custodial Accounts as provided in Section 3.3(a).
3.4 Contribution Corrections. If, for any taxable year, aggregate contributions of a type specified in Section 3.3 hereof made by or on behalf of a Participant exceed the maximum permissible amount, and provided no deduction is allowed for the excess amount, then, no later than April 15 of the following year, the Custodian shall eliminate the excess by: (a) treating it as a contribution for the following year to the maximum extent allowable an amount equal to the lesser of (i) the balance in the Custodial Account of the Participant, or (ii) the excess amount (together with an amount equal to the net income earned on the excess amount); and (b) distributing the remainder, if any, to the Participant. If a contribution: (a) exceeds the maximum permissible percentage amounts set forth in Section
     3.3 hereof; (b) exceeds the amount permitted after application of the special discrimination tests under section 408(k)(6) of the Code or, in the case of a contribution intended to be a Rollover Contribution, exceeds the amount qualifying as such; or (c) is an excess contribution within the meaning of section 4973 of the Code, the Participant must direct the Custodian in proper written form to either return the excess amount or apply it as a contribution for the following year--in the absence of such direction, the Custodian shall take no action.
3.5 Treatment of Excess Deferrals. If the Participant directs the Custodian in writing, not later than the first March 1 following the end of the year for which an Excess Deferral was made, to distribute the amount of the Excess Deferral contributed to the Plan and any earnings thereon, then the Custodian shall distribute such amount and any earnings thereon to the Participant no later than the first April 15 following the end of the year for which the Excess Deferral was made. In the absence of such notification and direction, the Custodian shall take no action.

SECTION 4 - DISTRIBUTIONS

4.1 General. The Custodian shall distribute the amount credited to the Custodial Account of a Participant at such times and in such amounts as the Participant shall direct on a form provided or permitted by the Custodian and in a manner consistent with the prospectus(es) of the Mutual Fund(s) in which the Custodial Account is invested. Such distributions to a Participant shall commence no later than April 1 following the close of the calendar year in which he or she reaches age 70 1/2. Distributions of Excess Contributions and Excess Deferrals shall be made in accordance with

     Sections 3.4 and 3.5 hereof, respectively. Except as provided above, if a distribution is made from the Participant's Custodial Account prior to the date the Participant attains age 59 1/2 for reasons other than (i) Disability or death; (ii) to the extent of your payment of unreimbursed medical expenses in excess of 7.5 percent of Adjusted Gross Income; (iii) to the extent of payments for health insurance for the Participant, his or her spouse and dependents, where the Participant has been unemployed and received federal or state unemployment compensation for at least 12 weeks; (iv) as part of a series of substantially equal periodic payments made over the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and the Participant's Beneficiary; (v) as a distribution to an alternate payee under a qualified domestic relations order (within the meaning of section 414(p) of the Code); or (vi) as a distribution of the principal amount of an Excess Deferral pursuant to Section
     3.5 hereof; then the tax on such distribution shall be increased by an amount equal to 10 percent of the taxable portion thereof. The Participant may direct either an immediate distribution that shall be made or commence on the date (or as near thereto as is practicable) the Custodian receives the Participant's written request in proper form, or a future distribution that shall commence on a date specified in such request which shall be within a reasonable time after the filing of such form. The Participant represents and warrants that all distribution instructions provided to the Custodian shall be in accordance with the terms of the Plan.
        If the Custodian does not receive instructions to effect distribution to a Participant prior to the time the distribution is required to commence, the Custodian will not effect a distribution.
        If any installment payment to a Participant or Beneficiary is less than a minimum amount that may be established from time to time by Stein Roe & Farnham or the Custodian, then, at the option of either of them, one or more payments under such method may be paid less frequently or the value of the Custodial Account may be paid in one sum to the person then entitled to receive such payments--the contingent interest of any Beneficiary notwithstanding.
4.2 Payment on Disability. If a Participant becomes Disabled, the amount credited to the Custodial Account may be distributed, in accordance with the distribution provision of Sections 4.1 and 4.3 hereof, commencing on the date the Custodian receives notification from the Participant of Disability in a form acceptable to the Custodian. Before making any distribution in the case of the Disability of a Participant prior to the date the Participant reaches age 59 1/2, the Custodian shall be furnished with proof of such Disability. Proof of Disability shall mean either (1) proof that such Participant's application for disability benefits under the federal Social Security Act has been approved, or
     (2) submission of a Certificate of Disability form provided or permitted by the Custodian showing the same degree of proof as would be required by such Participant in applying for disability benefits under the federal Social Security Act.
4.3  Method of Distribution.
     (a) Distributions to a Participant made for any reason other than the death of the Participant may be paid in cash or in kind in one or a combination of the following ways:
         (i) in a lump sum; or
        (ii) in annual or more frequent installments over a period certain not to exceed the life expectancy of the Participant, or the joint and last survivor life expectancy, determined as provided in Section 4.6 hereof, of the Participant and the Participant's individual Beneficiary. Even if installment payments have commenced pursuant to this option, the Participant may receive a distribution of the balance in his Custodial Account, or of any part thereof, upon written request as described in
             Section 4.1 hereof to the Custodian.
     (b) If the Participant elects to receive installment payments, then (except as otherwise permitted under regulations for distributions required to commence prior to January 1, 1988), beginning with the year the Participant reaches age 70 1/2, the minimum distribution required for that year shall be at least equal to the lesser of the balance in the Participant's Custodial Account or the quotient obtained by dividing the balance in the Custodial Account as of the close of business on December 31 of the prior year [reduced, in the case of the year ("Second Distribution Year") following the year in which the Participant reached age 70 1/2, by any distribution made during the Second Distribution Year on or prior to April 1 to satisfy the minimum distribution requirement for the year the Participant reached age 70 1/2 by the life expectancy of the Participant (or, if applicable, the joint and last survivor life expectancy of the Participant and the Participant's Beneficiary), determined as provided in Section 4.6 hereof. Distributions for the year in which a Participant reaches age 70 1/2 will be deemed timely made if made on or prior to April 1 of the succeeding calendar year.
     (c) For purposes of determining the minimum amount required to be distributed under Section 4.3(b) hereof, the balance in the Custodial Account as of December 31 of any year shall be increased by the amount of any Rollover Contribution from another individual retirement account or tax-qualified retirement plan that was received after December 31 and was distributed from such other individual retirement account or a tax-qualified retirement plan on or prior to December 31.
     (d) In the case of a Rollover Contribution or an amount transferred to the Plan pursuant to Section 5 hereof that was distributed (or transferred) from an individual retirement account or tax-qualified retirement plan ("transferor plan") after the April 1 of the year following the year in which the Participant reached age 70 1/2, such assets must be held in a Custodial Account separate from any other Custodial Account from which the Participant is receiving installment payments in accordance with Section 4.3(b) hereof, which payments are being made over a period longer than the period over which the Participant was receiving installment payments from the transferor plan. Distribution from such separate Custodial Account shall begin no later than the year following the year of the rollover or transfer with payments over a period established under the transferor plan. The designated beneficiary under the transferor plan shall be substituted for the Beneficiary designated hereunder if the distribution period for such separate Custodial Account period is determined based on the joint and last survivor life expectancy of the Participant and designated Beneficiary.
     (e) Notwithstanding any other provisions in this Plan, effective for distributions made before the Participant's death, where the distribution period is longer than the Participant's life expectancy and the Participant's spouse is not the Beneficiary, the minimum amount required to be distributed each year, beginning with the year the Participant reaches age 70 1/2, shall be at least the quotient obtained by dividing the balance in the Custodial Account as of the close of business on December 31 of the prior year [reduced, in the case of the year ("Second Distribution Year") following the year in which the Participant reached age 70 1/2, by any distribution made during the Second Distribution Year on or prior to April 1 to satisfy the minimum distribution requirement for the year the Participant reached age 70 1/2] by the lesser of (i) the joint and last survivor life expectancy of the Participant and the Participant's Beneficiary determined as provided in Section 4.6 hereof, or (ii) the applicable divisor determined from the table set forth in Q&A-4 or Q&A-5, as applicable, of Prop. Treas. Reg.
         Section 1.401(a)(9)-2.
4.4  Distribution on Death of Participant.
     (a) If the Participant dies after payment has commenced under Section 4.3 hereof, and on or after the April 1 following the year in which the Participant reached age 70 1/2, the balance in his or her Custodial Account shall be distributed to the Participant's Beneficiary, designated in accordance with Section 4.5 hereof, at least as rapidly as under the method of distribution by which payments were being made to the Participant prior to death.
     (b) If a Participant dies before the April 1 following the year in which the Participant reaches age 70 1/2, the balance in his or her Custodial Account shall be distributed to the Participant's Beneficiary, designated in accordance with Section 4.5 hereof, as the Beneficiary shall elect:
         (i) in a lump sum no later than December 31 of the year that contains the fifth anniversary of the Participant's death or, if later, if the Participant's sole Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have reached age 70 1/2; or
        (ii) in annual or more frequent installment payments over a period certain not to exceed the life expectancy, determined in accordance with Section 4.6 hereof, of the Beneficiary. If the Participant's sole Beneficiary is the Participant's surviving spouse, payments shall commence no later than the later of December 31 of the year following the year in which the Participant died, or December 31 of the calendar year in which the Participant would have reached age 70 1/2. In all other cases, payments shall commence no later than December 31 of the calendar year immediately following the year in which the Participant died. Even if installment payments have commenced pursuant to this option, the Beneficiary may receive a distribution of the balance in his Custodial Account, or any part thereof, upon written request as described in Section 4.1 hereof to the Custodian.
     (c) If a Participant's spouse is named as Beneficiary in accordance with Section 4.5 hereof, then notwithstanding the provisions of Sections 4.4(a) and (b) hereof, the Participant's spouse may elect to treat the interest in the Participant's Custodial Account to which the spouse becomes entitled upon the Participant's death as the spouse's own individual retirement account subject to the distribution provisions of Section 4.3 hereof by execution of a new Application Form establishing the spouse's own Custodial Account not later than the date of filing the Participant's federal estate tax return or, if earlier, the due date (including any extensions) for such return. The determination of whether an election has been made by a Participant's spouse to treat the spouse's portion of death benefits as his or her own individual retirement account will be made in accordance with applicable rulings and regulations.
     (d) Before making any distribution in the case of death of a Participant, the Custodian shall be furnished with such certified death certificates, inheritance tax releases, indemnity agreements and other documents as may be required by the Custodian.
     (e) If a Participant dies before the total amount in the Custodial Account has been distributed and the Participant's Beneficiary is other than the Participant's spouse, no additional cash contributions or Rollover Contributions may be accepted by the Custodian.
     (f) To the extent prescribed by regulation under the Code, for purposes of this Section 4.4, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse, provided the balance in the Participant's Custodial Account when the child reaches the age of majority (or when any other designated event permitted under regulations occurs) will become payable to the surviving spouse.
4.5 Beneficiary Designation. A Participant shall have the right to designate or to change the Beneficiary to receive the balance in the Custodial Account at the time of the Participant's death. Such designation may include contingent or successive Beneficiaries. A Beneficiary designated by a Participant shall select the method by which benefits payable to him or her shall be paid. Designations by a Participant and selection of a distribution method by a Beneficiary shall be subject to the provisions of Section
     4.4 hereof and shall be made on a form provided or permitted by the Custodian. A designation properly completed by a Participant shall be effective upon receipt by the Custodian no later than 30 days after the death of the Participant. If no properly completed Beneficiary designation is received by the Custodian within 30 days after the Participant's death, the Custodial Account shall be distributed in cash or kind, as the Custodian directs, in a lump sum to the Participant's surviving spouse or, if there is no surviving spouse, to the Participant's estate. A selection of distribution method properly completed by a Beneficiary shall be effective upon receipt by the Custodian no later than the earliest of (i) the date the Custodian receives instructions to distribute the Custodial Account of the deceased Participant, which instructions it determines to be in good order, or (ii) December 1 of the year that contains the fifth anniversary of the Participant's death. If the Custodian fails to receive from a Beneficiary a properly completed designation of distribution method within the time prescribed above, the Participant's Custodial Account shall be distributed over the course of five (5) years in substantially equal installments commencing no later than December 31 of the year of the Participant's death.
        The Custodian shall be responsible for determining the identity of persons who qualify as the Beneficiaries entitled to receive distributions upon the death of a Participant and the identity of the person who qualifies as the executor or administrator of the Participant's estate in accordance with applicable regulations. If any person to whom all or a portion of the Participant's interest is payable is a minor, payment of such minor's interest shall be made on behalf of such minor to the person designated by the Participant in his Beneficiary Designation to receive such minor's interest as a custodian under the Illinois Uniform Transfers Act or similar statute. If the Participant does not designate a custodian to receive the minor's interest on behalf of such minor, or if the person designated refuses or is unable to act, the Custodian may in his sole discretion:
     (a) distribute the interest to the legal guardian of such minor; or
     (b) designate an adult member of the minor's family, a guardian or a trust company (including the Custodian), as those terms are defined in the Illinois Uniform Transfers Act, as custodian for such minor under the Illinois Uniform Transfers Act or similar statute and distribute such minor's interest to the person so designated. The person designated as custodian under the Illinois Uniform Transfers Act or similar statute shall hold, manage and distribute such property in accordance with the provisions of such statute.
        The Participant shall be responsible for determining the Beneficiary whose life expectancy is to be used in determining the maximum period of time over which the Custodian Account may be distributed under Section 4.3 or
     4.4 hereof. The designation of such Beneficiary shall be irrevocable as of April 1 of the year following the year in which the Participant attains age 70 1/2. If a Participant designates more than one individual Beneficiary, the Beneficiary (other than a Beneficiary whose receipt of benefits is contingent on the death of a prior Beneficiary) with the shortest life expectancy shall be the Beneficiary whose life expectancy is used to determine the maximum period over which installment distributions may be made from the Custodial Account. If a Participant has a Beneficiary (other than a trust described in the next sentence) that is not an individual, then distributions from the Custodial Account shall not be made under a method that takes into account the life expectancy of a Beneficiary. If a Participant designates a trust as a Beneficiary, and as of the later of the date on which the trust is named as a beneficiary or April 1 of the year following the year in which the Participant attains age 70 1/2, and as of all subsequent times the following requirements are met, the individual beneficiary of the trust having the shortest life expectancy shall be the Beneficiary considered in determining the appropriate Beneficiary life expectancy to be used hereunder:
     (a) There are no beneficiaries of the trust (other than beneficiaries whose receipt of benefits is contingent on the death of a prior beneficiary) who are not individuals.
     (b) The trust is a valid trust under state law, or would be but for the fact that there is no corpus.
     (c) The trust is irrevocable.
     (d) The beneficiaries of the trust who are Beneficiaries with respect to the Custodial Account are identifiable from the trust instrument.
     (e) A copy of the trust is provided to the Custodian.
        The Custodian and its officers, employees, attorneys and agents shall be fully discharged from all liability to any and all persons making a claim to the Participant's Custodial Account under the Plan in relying on evidence by affidavit or otherwise as shall be satisfactory to the Custodian in determining any questions of fact relative to payments under the Plan, including the existence or identity of any Beneficiary or trustee designated by the Participant, the administrator or executor of the Participant's estate or any person authorized to act on behalf of any such person. Further, any amount paid to any such person in accordance with the terms of the Plan shall fully discharge the Custodian for the amount so paid.
4.6  Determination of Life Expectancies.
     (a) General Rule. For purposes of this Section 4, life expectancy and joint and last survivor life expectancy shall be computed by the Participant (and, if applicable after the Participant's death, by the Beneficiary) by using the Tables V and VI life return multiples in Regulation 1.72-9 under the Code. The life expectancy of the Participant and a spouse Beneficiary may be redetermined, but not more frequently than annually. The Participant's election to determine life expectancy will become irrevocable on April 1 of the year following the year in which the Participant reaches age 70 1/2. In the case of distributions pursuant to Section 4.4(b)(ii) hereof, a spousal Beneficiary election to redetermine life expectancy will become irrevocable on the date distributions are required to commence thereunder. If no election concerning redetermination of life expectancy is made by the date such election would be irrevocable, life expectancy will not be redetermined.
     (b) Life Expectancy Not Recalculated. If the life expectancy of the Participant and the Beneficiary are not recalculated, then the following provisions apply to the determination of life expectancy. If distribution is being made under Section 4.3(b) hereof, the life expectancy of the Participant and the Beneficiary shall be determined as of their respective attained ages as of their respective birthdays in the calendar year in which the Participant reached age 70 1/2, reduced by one for each year that has elapsed since the year the Participant reached age 70 1/2. If distribution is being made under Section 4.4(b)(ii) hereof, the life expectancy of the Beneficiary shall be determined as of the Beneficiary's attained age as of his birthday in the calendar year in which distributions are required to commence thereunder, reduced by one for each year that has elapsed since such calendar year.
     (c) If the life expectancy of the Participant and/or a spouse Beneficiary is to be recalculated, then the following provisions shall apply to determine life expectancy, and the Participant (or, if applicable, the spouse Beneficiary) shall be solely responsible for advising the Custodian of the redetermined life expectancy annually, no later than 30 days prior to the beginning of each calendar year in which an installment payment is to be made.
            If distribution is being made under Section 4.3(b) hereof, the Participant's life expectancy (or the joint and last survivor life expectancy of the Participant and his or her spouse Beneficiary) each year beginning with the year in which the Participant reached age 70 1/2, using the Participant's (and, if applicable, the spouse Beneficiary's) attained age as of the Participant's birthday (and, if applicable, the spouse Beneficiary's birthday) in each such year.
            If distribution is being made under Section 4.3(b) hereof and the life expectancy of the Participant but not his or her Beneficiary is being recalculated, the applicable joint and last survivor life expectancy shall be recalculated by using an adjusted age of the Beneficiary. The adjusted age of the Beneficiary shall be determined by reducing the life expectancy of the Beneficiary (determined as of his attained age on his or her birthday in the calendar year in which the Participant reached age 70 1/2) by one for each year that has elapsed since the calendar year in which the Participant reached age 70 1/2, and locating the age that corresponds to that life expectancy (rounded to the next highest integer, if not a whole number of years) in Table V of Regulation 1.72-9 under the Code.
            If distribution is being made pursuant to Section 4.4(b)(ii) hereof and the life expectancy of the Participant's spouse Beneficiary is being recalculated, the life expectancy of the spouse Beneficiary will be determined based on her attained age as of her birthday in the calendar year in which distributions are required to commence to her under Section 4.4(b)(ii) hereof.
            Upon the death of the Participant or the Beneficiary, the recalculated life expectancy of the decedent will be reduced to zero in the calendar year of death. The balance in the Custodial Account must be distributed prior to the last day of the calendar year in which the last applicable life expectancy is reduced to zero.
4.7 Distributions in Accordance with Regulations. In all cases, distributions hereunder are not permitted except in accordance with applicable regulations promulgated by the Secretary of the Treasury.

SECTION 5 - TRANSFERS AND ROLLOVER CONTRIBUTIONS

5.1 Transfers. Any person may adopt the Plan for the sole purpose of transferring to the Custodian in cash or, with the consent of the Custodian, in kind, any part of the assets of an individual retirement account (but not a SIMPLE document) held for the person's benefit by another custodian, trustee or insurance company; provided however, that the Custodian may elect not to accept a transfer unless it is preceded by asset transfer instructions satisfactory to the Custodian. In case of assets transferred to the Plan and held in a separate Custodial Account in the year the Participant reaches age 70 1/2 or in any subsequent year as provided in Section 4.3(d) hereof, the asset transfer instructions must be accompanied by a Distribution Request Form and a Beneficiary Form applicable to the transferred assets computed in accordance with the distribution method in effect under the transferor individual retirement account. Transfers from the Custodian to a successor custodian or trustee shall be made in accordance with
     Section 6.4 hereof.
5.2 Rollover Contributions to the Plan. Any person may adopt the Plan for the sole purpose of making a Rollover Contribution (but not from a SIMPLE plan) in cash or, with the consent of the Custodian, in kind, in an amount of not less than $500 (unless waived or reduced by Stein Roe & Farnham); provided however, that the Custodian may elect not to accept a Rollover Contribution unless rollover contribution instructions satisfactory to the Custodian are provided at the time the Rollover Contribution is made or at such later date as the Custodian may permit. A person adopting the Plan for the sole purpose of making a Rollover Contribution shall be treated as a Participant under the Plan for all purposes. If the Rollover Contribution was distributed from the distribution plan after April 1 of the year following the year in which the Participant reaches ages 70 1/2 and the Rollover Contribution is held in a separate Custodial Account as provided in Section 4.3(d) hereof, the Rollover Contribution instructions must be accompanied by a Distribution Request Form and a Beneficiary Form applicable to the amount rolled over computed in accordance with the distribution method in effect under the distribution plan.
5.3 Rollover Contributions from the Plan. On, or as soon as reasonably possible after, the date the Custodian receives from a Participant a Distribution Request Form provided or permitted by the Custodian, or at a future date specified in the Form which shall be within a reasonable time after the date the Custodian receives it, stating that the Participant wishes to make a Rollover Contribution from the Plan, the Custodian shall distribute such amount from the Participant's Custodial Account as the Participant shall direct in a manner consistent with the prospectus(es) of the Mutual Fund(s) in which the Custodial Account is invested. The Custodian may make such distribution to the Participant without inquiry as to whether the statements made by the Participant in the Distribution Request Form are correct, and in no event shall the Custodian or any officers, employees, attorneys or agents of the Custodian be liable for any costs, expenses, or income or excise taxes which might arise by virtue of the Custodian's making such distribution. The Participant represents and warrants that all directions contained within the Distribution Request Form shall be and are in accordance with the terms of the Plan.

SECTION 6 - ADMINISTRATION

6.1 General. Except as provided herein, the Plan shall be administered by the Participant, who shall have sole responsibility for the operation of the Plan in accordance with its terms and shall determine all questions arising out of the administration, interpretation, and application of the Plan (which determination shall be conclusive and binding on all persons). The Participant also shall have sole authority on behalf of any and all persons having or claiming any interest in the Participant's Custodial Account. The Participant shall have the sole authority and responsibility to determine the amount of the contributions (except for SEP Contributions, which shall be the responsibility of both the Participant and the Participant's employer) and distributions to be made under the Plan -- neither the Custodian nor any other person shall be responsible therefor, or for any consequences to the Participant resulting from making of contributions which are in excess of those permitted, or the failure to make distributions required, under the Plan or Code. In no event shall the Custodian, or any of its officers, employees, attorneys or agents be liable for any such costs, expenses, income taxes or excise taxes that might accrue by virtue of a failure to comply with the requirements of the Plan or the Code.
        The Participant intends that the Custodial Account under the Plan shall qualify and be tax exempt under section 408 of the Code, but if it should ever not so qualify, all assets held in the Custodial Account shall be distributed to the Participant in accordance with the termination provisions of Section 8 hereof. Until advised to the contrary, the Custodian may assume the Custodial Account is so qualified and tax exempt.
6.2 Establishment of Custodial Account. The Custodian shall establish and maintain a Custodial Account for the Participant whose interest therein shall immediately become, and at all times shall remain, nonforfeitable.
        The Participant shall promptly notify the Custodian in writing of any changes in the Participant's name or address. The Participant warrants that at no time shall any part of the assets of the Custodial Account, after deducting any expenses properly chargeable to the Custodial Account, be used for or diverted to purposes other than for the exclusive benefit of the Participant and his or her Beneficiaries.
6.3 Reports of Custodian. The Custodian shall keep accurate and detailed records of all receipts, disbursements and other transactions relating to the Custodial Account. As soon as practicable after the close of each taxable year (or after the Custodian's resignation or removal pursuant to Section
     6.4 hereof) and whenever required by the Code, the Custodian shall deliver to the Participant a written report reflecting receipts, disbursements and other transactions effected in the Custodial Account during such period, and fair market value of the assets and liabilities of the Custodial Account as of the close of such period.
        The Custodian shall keep such records, make such identifications and file with the Internal Revenue Service such returns and other information concerning the Custodial Account as may be required of it under the Code or forms adopted by the Treasury Department thereunder. Further, the Participant and the Custodian shall furnish to each other such information relevant to the Plan and Custodial Account as may be required by the Code or such forms.

     Unless the Participant sends the Custodian written objection to a report within 60 days of delivery, the Participant shall be deemed to have approved such report and the Custodian and its officers, employees, attorneys and agents shall be forever released and discharged from all liability and accountability to anyone with respect to their acts, transactions, duties and obligations or responsibilities as shown on, or reflected by, such report. Nothing in the Plan shall prevent the Custodian from having its accounts judicially settled by a court of competent jurisdiction.
6.4 Registration or Removal of Custodian. The Custodian may resign at any time upon 30 days' notice in writing to the Participant and to Stein Roe & Farnham and may be removed by the Participant (or Stein Roe & Farnham as agent for the Participant) at any time upon notice in writing to the Custodian. Upon such resignation or removal, the Participant (or Stein Roe & Farnham as agent for the Participant) shall appoint a successor custodian, which successor shall be a "bank" as defined in section 401(d) of the Code or such other person who demonstrates to the satisfaction of the Secretary of the Treasury or his delegate that the manner in which such other person will administer the Custodial Account will be consistent with the requirements of section 408 of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records pertaining thereto. However, the Custodian shall, if the transfer occurs in the year the Participant reaches age 70 1/2 or any subsequent year, distribute to the Participant any amount required to satisfy the minimum distribution requirements for the year of transfer, as provided in
     Section 4. Further, the Custodian is authorized to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account, or on or against the Custodian, with any balance of such reserve remaining after the payment of such items to be paid over to the successor custodian. The successor custodian shall hold the assets paid over to it under terms similar to those of the Agreement that qualify the Custodial Account under section 408(h) of the Code.
        If, within 30 days after the Custodian's resignation or removal the Participant (or Stein Roe & Farnham as agent for the Participant) has not appointed a successor custodian which has accepted the appointment, the Custodian shall, unless it elects to terminate the Custodial Account pursuant to Section 6.5, appoint such successor itself. The Custodian shall not be liable for the acts or omissions of any successor custodian whether or not the Custodian makes such appointment itself.
6.5 Termination of Account. The Custodian may elect to terminate the Custodial Account if, within 30 days after its resignation or removal pursuant to Section 6.4, the Participant (or Stein Roe & Farnham as agent for the Participant) has not appointed a successor custodian which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof to the

     Participant pursuant to the written direction of the Participant (who represents and warrants that such directions shall be in accordance with the provisions of the Plan) or, if the Participant fails or is unable to give such directions, such distribution shall be effected in such manner as is determined by the Custodian, in each instance in accordance with and subject to the provisions and limitations of the Plan. Upon the completion of such distribution, the Custodian shall be relieved from all further liability with respect to all amounts so paid.
6.6 Other Matters Concerning the Custodian. To the extent permitted by federal law, the Custodian shall not be responsible in any way for the collection of contributions provided for under the Plan, the purpose or propriety of any distribution made pursuant to Section 4 hereof, or any other action taken at the Participant's direction. The Custodian shall also not have any duty or responsibility to determine whether information furnished to it by the Participant is correct or whether amounts contributed to the Custodial Account are tax deductible or whether amounts distributed from the Custodial Account are subject to income or excise tax or any other tax whatsoever. To the extent permitted by federal law, nothing contained in the Plan, either expressly or by implication, shall be deemed to impose any powers, duties or responsibilities on the Custodian other than those set forth herein. The Custodian and its officers, employees, attorneys and agents shall be indemnified and saved harmless by the Participant (and the legal representatives, heirs, successors or agents) and from the Custodial Account from and against any and all personal liability arising from actions taken at the Participant's direction, and from any and all other liability whatsoever that may arise in connection with the administration of the Plan, except the obligation of the Custodian to perform in accordance with the provisions of the Plan and with respect to the Custodial Account unless the Participant shall furnish the Custodian with instruction in proper form and such instruction shall have been specifically agreed to by the Custodian. The Custodian shall be under no duty to defend or engage in any suit with respect to the Custodial Account unless the Custodian shall have first agreed in writing to do so and shall have been fully indemnified to the satisfaction of the Custodian. The Custodian shall be protected in acting upon any order or direction from a Participant (including any order or direction permitted by and in accordance with and subject to the terms and conditions of the Telephone Exchange Privilege, if applicable) or any other notice, request, consent, certificate, or other instrument on paper believed by it to be genuine and to have been properly executed (including Beneficiary Designations received from a Participant) and, so long as it acts in good faith, in taking or omitting to take any other action.
        The Custodian is authorized to allocate fiduciary responsibilities and duties between or among itself and any other fiduciary or fiduciaries, if any, and to delegate any of its ministerial, clerical or administrative functions to or among such persons as it shall deem appropriate; provided however, that in no event shall the Custodian either allocate or delegate its responsibilities and duties for the management of assets held in the Custodial Account except for Participant-directed investments of large Custodial Accounts under Section 7.3 hereof.

        The Custodian may allocate or delegate any of its responsibilities and duties hereunder by following a procedure pursuant to which it shall (1) allocate or delegate its responsibilities and duties in a written agreement between it and each person to whom such responsibilities and duties are allocated or delegated (which agreement shall describe the nature and the extent of such allocation or delegation), and (2) specify in writing to the Participant the name of the person or persons to whom such responsibilities and duties are allocated or delegated, the nature and extent of the responsibilities and duties that are allocated or delegated and the terms and conditions of such allocation or delegation, including compensation therefor (if any). The Custodian shall not be liable for any act or omission of the person or persons to whom such responsibilities and duties are allocated or delegated.

SECTION 7 - INVESTMENT OF PLAN ASSETS

7.1 General. Except as otherwise permitted under Section 7.3 hereof, contributions by or on behalf of a Participant shall be invested by the Custodian solely in the Mutual Funds the Participant or the Beneficiary (or the duly authorized agent of either of them) shall elect on a form provided or permitted by the Custodian. At such times as the Participant or the Beneficiary (or the duly authorized agent of either of them) shall deem appropriate, changes of investment may be made by written instruction to the Custodian on such form as is provided or permitted by the Custodian. If the Telephone Exchange Privilege has been elected on the Application Form, such changes may be made by telephone or such other means of communication permitted by, and in accordance with, the terms and conditions of the Telephone Exchange Privilege. No change shall be effective until received by the Custodian and, once effective, shall remain in effect until properly changed. If a Participant or a Beneficiary (or duly authorized agent of either of them) fails to properly direct the investment of the Custodial Account, such Participant's Custodial Account shall be invested in shares of the Mutual Fund specified in the Application Form for such circumstances. Instructions concerning the investment of the assets held in a Custodial Account shall be executed by the Custodian on, or as soon as reasonably practicable after, the date the Custodian receives instructions in proper form.
        The Participant warrants that no investment made pursuant to his or her direction under this Section shall cause the Custodial Account to lose its exemption as provided in section 408(e)(2) of the Code.
        The assets of a Custodial Account shall not be commingled with other property except in a common trust fund or a common investment fund and shall not be invested in life insurance contracts or in "collectibles" as defined in section 408(m) of the Code.
7.2 Mutual Fund Investments. Plan assets invested in shares of the Mutual Fund(s) shall be made in accordance with, and shall be subject to, the provisions of the prospectus(es) of such Mutual Funds(s) and such shares shall be registered in the name of the Custodian or its nominee until distributed. The Participant for whom such shares are acquired shall be the beneficial owner of such shares.

        Except as otherwise provided herein, all income dividends and capital gain distributions paid on Mutual Fund shares held in a Custodial Account shall be invested in accordance with the Mutual Funds' prospectuses unless the Participant instructs the Custodian to invest the income dividends and capital gains distributions in another Mutual Fund within the Participant's IRA. If any distribution may be received in shares, cash or other property at the election of the shareholder, the Custodian shall elect to make such distribution in shares in accordance with the Mutual Funds' prospectuses. If over age 59 1/2, a Participant may elect to receive income dividends and capital gain distributions in cash as part of a distribution from the Custodial Account.
        The Mutual Funds in which the assets held in the Custodial Account are invested shall furnish to the Custodian, and the Custodian shall promptly deliver to the Participant, confirmation of all investments, changes of investment and investments of distributions paid with respect to Mutual Fund shares held in the Participant's Custodial Account and all notices, prospectuses, financial statements, proxies, and proxy soliciting materials relating to such shares. To the extent required, the Custodian or its nominee shall sign such proxies as record owner of such shares, but shall not otherwise vote them except in accordance with the written instructions of the Participant. Delivery by the Custodian of any of these items to the Participant shall be deemed to be on the date such items are mailed by the Custodian to the Participant at the Participant's last address of record (or to such other address as the Participant shall direct); provided however, that anything herein to the contrary notwithstanding, such delivery by the Custodian shall be in compliance with the minimum requirements of applicable securities laws.
7.3  Investment of Large Custodial Accounts.
     (a) Notwithstanding the provisions of the Plan to the contrary, a Participant who has a Custodial Account with a balance of not less than $250,000 (unless waived or reduced by Stein Roe & Farnham) may, if so elected on a form acceptable to the Custodian, direct the Custodian in writing to invest such Custodial Account and income therefrom in such stocks, bonds, notes, shares of other mutual funds registered under the Investment Company Act of 1940, as amended, or other property, real or personal, as the Participant deems appropriate. However, if the value of the Custodial Account shall at any time be less than $100,000 (unless waived or reduced by Stein Roe & Farnham), the investment of the Custodial Account shall be limited to the Mutual Funds. Further, any amount invested pursuant to this Section in an investment, other than securities traded on a national stock exchange or in the over-the-counter market, shall be subject to the prior written agreement of the Custodian, and not less than 50 percent (unless waived or reduced by Stein Roe & Farnham) of the Participant's Custodial Account shall be invested in the Mutual Funds and/or be subject to an Investment Advisory Agreement between the Participant and Stein Roe & Farnham.
     (b) The Custodian may charge the Custodial Account of the Participant who elects to invest the Custodial Account pursuant to this Section such fees as the Custodian and the Participant may from time to time agree in writing.
     (c) Subject to the direction of the Participant, the Custodian shall have the following powers with respect to a Custodial Account invested pursuant to this
         Section:
         (i) to invest all or any portion of the Custodial Account in investment contracts issued by an insurance company, including, but not limited to, guaranteed income contracts, immediate participation guarantee contracts, group annuity contracts and deposit administration contracts, and to excise all rights under such contracts in the manner directed by the Participant; provided that, notwithstanding the foregoing, no such investment shall be made in life insurance contracts or in any other investment which would cause the Participant's Custodial Account to lose its exemption as provided in section 408(e)(2) of the Code;
        (ii) to keep, in its sole discretion, such portion of the Custodial Account in cash balances (regardless of whether interest is paid on such balances) with a bank or trust company (including the Custodian) as the Custodian may from time to time deem to be in the best interest of the Participant, and the Custodian shall not be liable for any loss of interest on cash so held; provided, however, that any cash balances held by the Custodian shall bear a reasonable rate of interest;
       (iii) to sell, exchange, convey, transfer or otherwise dispose of any property held by it by private sale or contract or by public auction, and no person dealing with the Custodian shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;
        (iv) to vote (or refrain from voting), either in person or by general or limited proxy, any securities; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in reorganizations or other changes affecting corporate securities and delegate discretionary power and to pay any assessments or charges in connection therewith; and to generally exercise any powers of any owner with respect to stocks, bonds, securities or other property (other than shares of Mutual Funds) held in the account;
         (v) to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
        (vi) to register any investments made pursuant to this
             Section in its own name or in the name of a nominee and to hold any investment in bearer form, but the books and records of the Custodian shall at all times show that all such investments are part of the Participant's Custodial Account;
       (vii) to employ, and pay compensation to, suitable agents, custodians, counsel and accountants as the Custodian deems necessary or desirable to manage or protect the Custodial Account, and if the Custodian shall employ counsel, the Custodian shall be fully protected in acting on the advice of such counsel; and
      (viii) to do all acts, whether or not expressly authorized, which the Custodian may deem necessary or proper for the protection of the property held hereunder.

SECTION 8 - AMENDMENT AND TERMINATION

The Participant may amend the Application Form or terminate the Custodial Account and Stein Roe & Farnham may, as agent for the Participant, amend the Plan (including retroactive amendment of the Plan), by delivering to the Custodian a signed copy of such amendment or a notice of termination; provided however, that the Custodian's duties may not be increased without its written consent. By mutual agreement, Stein Roe & Farnham and the Custodian may change the Custodial Fees set forth in the Application Form upon 45 days' written notice to the Participant.
     In the event that the Participant amends the Plan, other than by amending the Application Form, the Participant's Plan shall no longer be considered as approved by the Internal Revenue Service as adoption of this prototype IRA Plan.
     No amendment or termination shall be effective if it would cause or permit any part of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Participant (and the Participant's Beneficiaries) and no retroactive amendment shall be effective if it deprives any Participant of any benefit to which the Participant was entitled under the Plan by reason of contributions made before the amendment, unless such amendment is necessary to conform the Plan to, or satisfy the requirements of, the Code.

SECTION 9 - MISCELLANEOUS

9.1 Status of Participants. Neither the Participant nor any other person shall have any legal or equitable right against the Custodian or Stein Roe & Farnham, except as provided herein.
9.2 Loss of Exemption of Custodial Account. If the Custodian receives notice that the Participant's Custodial Account has lost its tax-exempt status under section 408(e)(2) of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Participant the entire balance in the Custodial Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.
9.3 Payment of Taxes, Expenses and Custodial Fees. The Custodian shall pay out of the Custodial Account any income, gift, estate or inheritance taxes or other tax of any kind whatsoever that may be levied upon or assessed against or in respect of the Custodial Account (other than transfer taxes), and any expenses of investment management or investment advisory services rendered to the Custodial Account, and at its option, collect any amounts so charged from the amount of any contribution to be credited to or distribution to be made from the Custodial Account or by sale or liquidation of the assets credited to such account. If the assets of the Custodial Account are insufficient to satisfy such charges, the Participant shall pay any deficit therein to the Custodian.
        Any transfer taxes incurred by the Custodian in connection with the investment and reinvestment or transfer of the assets of the Custodial Account and all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal service rendered to the Custodian and such compensation to the Custodian as may be established from time to time by the Custodian, shall be collected by the Custodian from the amount of any contribution credited to or distribution to be made from the Custodial Account or by sale or liquidation of the assets credited thereto.
        Until otherwise changed in accordance with the terms of
     Section 8 hereof, the Custodian shall receive fees for its services with respect to a Participant's Custodial Account as set forth in the Application Form and shall receive such additional fees as may be agreed upon by it and the Participant from time to time for its services in connection with investments made pursuant to Section 7.3 hereof.
        Payment of any taxes, expenses or Custodial fees described in this Section may also be paid directly by, or on behalf of, the Participant subject to agreement by the Custodian.
9.4 Gender and Number. Except where the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural. In Section 3.3(c) and 4.4 hereof, feminine terms shall be deemed to include the masculine.
9.5 Other Conditions. A Participant, by participating in the Plan, expressly agrees that he shall look solely to the assets of the Custodial Account for the payment of any benefits to which he or she is entitled under the Plan. The benefits provided under the Plan shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to do so shall not be recognized, except by the Custodian for the taxes, expenses and Custodial fees described in Section 9.3 hereof and except to such extent as may be required by law. The Plan and any forms provide by the Custodian, including the Beneficiary Designation filed pursuant to Section 4.5 and all property rights of the Participant under the Plan, shall be construed, administered, and enforced according to the laws of the State of Illinois, other than its laws with respect to choice of laws, except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended.

Internal Revenue Servic                Department of the Treasury

Plan Name: IRA Custodial Account       Washgton, DC  20224
FFN: 50153960000-001   Case: 9670156   EIN: 36-3447638
Letter Serial No: 0100035d

                                 Person to Contact: Ms. Arrington
STEIN ROE & FARNHAM INC.
                                 Telephone Number: (202) 622-8173
ONE SOUTH WACKER STREET
                                 Refer Reply to:  CP:E:EP:T2
CHICAGO, IL 60606
                                 Date:   09/19/96


Dear Applicant:

In our opinion, the amendment to the form of the prototype trust, custodial account or annuity contract identified above does not adversely affect its acceptability under section 408 of the Internal Revenue Code, as amended by the Tax Reform Act of 1986.

Each individual who adopts this approved plan will be considered to have a retirement savings program that satisfies the requirements of Code section 408, provided they follow the terms of the program, do not engage in certain transactions specified in Code section 408(e), and, if the arrangement is a trust or custodial account, the trustee or custodian is a bank within the meaning of Code section 408(n) or has been approved by the Internal Revenue Service pursuant to Code section 408(a)(2). Please provide a copy of this letter to each person affected.

The Internal Revenue Service has not evaluated the merits of this savings program and does not guarantee contributions or investments made under the savings program. Furthermore, this letter does not express any opinion as to the applicability of Code section 4975, regarding prohibited transactions.

Code section 408(I) and related regulations require that the trustee, custodian or issuer of a contract provide a disclosure statement to each participant in this program as specified in the regulations. Publication 590, Tax Information on Individual Retirement Arrangements, gives information about the items to be disclosed. The trustee, custodian or issuer of a contract is also required to provide each adopting individual with annual reports of savings program transactions.

Your program may have to be amended to include or revise provisions in order to comply with future changes in the law or regulations.

If you have any questions concerning IRS processing of this case, call us at the above telephone number. Please refer to the File Folder Number (FFN) shown in the heading of this letter. Please provide those adopting this plan with your telephone number, and advise them to contact your office if they have any questions about the operation of this plan.

You should keep this letter a permanent record. Please notify us if you terminate the form of this plan.

                         Sincerely yours,


                         Signature
                         Chief, Employee Plans Technical Branch 2

The Stein Roe Mutual Funds

Stein Roe Government Reserves Fund
Stein Roe Cash Reserves Fund
Stein Roe Government Income Fund
Stein Roe Intermediate Bond Fund
Stein Roe Income Fund
Stein Roe High Yield Fund
Stein Roe Municipal Money Market Fund
Stein Roe Intermediate Municipals Fund
Stein Roe Managed Municipals Fund
Stein Roe High-Yield Municipals Fund
Stein Roe Balanced Fund
Stein Roe Growth & Income Fund
Stein Roe Growth Stock Fund
Stein Roe Young Investor Fund
Stein Roe Special Fund
Stein Roe Growth Opportunities Fund
Stein Roe Special Venture Fund
Stein Roe Capital Opportunities Fund
Stein Roe International Fund
Stein Roe Emerging Markets Fund


Stein Roe Mutual Funds
P.O. Box 8900
Boston, Massachusetts 02205-8900
1-800-338-2550
http://www.steinroe.com

In Chicago, visit our Fund Center at One South Wacker Drive, 32nd
Floor

Liberty Securities Corporation, Distributor
Member SIPC

IRAPD 7/97

[STEIN ROE MUTUAL FUNDS LOGO]

IRA APPLICATION
Prototype Plan No. D100035d dated September 19, 1996

Use this application to establish an Individual Retirement Account
(IRA) in a Stein Roe Mutual Fund. If you have any questions, please call us at 800-338-2550.

1  PARTICIPANT
Please complete a separate form for each type of IRA you wish to establish.

______________________________________________________________
First name           Middle initial            Last name
______________________________________________________________
Street Address
______________________________________________________________
City                        State                Zip code
______________________________________________________________
Daytime telephone                   Evening telephone
______________________________________________________________
Social security number          Date of Birth

_____________________________ as custodian for the above
Name of one custodian only* (if above participant is a minor)

participant under the ________________________________________
                      Minor state of residence (if applicable)

Uniform Gifts (Transfers) to Minors Act.

*The custodian is the individual responsible for managing the account until the minor reaches the age of majority (18 or 21, depending upon the state). The individual acting as custodian needs to complete the above line and sign the application (Section 9).

2  CONTRIBUTION TYPE
Please select one contribution type. The initial investment minimum is $500 per fund account, except for a SEP-IRA. Please refer to the Plan Booklet for an explanation of each contribution type. Enclose a check payable to Stein Roe Mutual Funds for at least $500, unless you are making an IRA asset transfer.

[  ] A.  Contribution to Regular IRA
         Contribution is for current year unless you specify different year: 19__
[  ] B.  SEP-IRA
[  ] C.  Asset Transfer
         Complete Section 11.
[  ] D.  Conduit/Segregated IRA Rollover Account

[  ] E.  Rollover
         I have enclosed a check payable to Stein Roe Mutual Funds in the amount of $_____
         This represents a rollover from:
            [ ] IRA
            [ ] SEP-IRA
            [ ] Spousal IRA
            [ ] 403(b) Plan
            [ ] Transfer Incident to Divorce from IRA/Tax-
                qualified Plan
            [ ] Spousal Death Benefit
         Distribution from Tax-qualified Plan
            [ ] Direct Rollover
            [ ] Other
                Date qualifying distribution was made*: ______

*This may not be more than 60 days prior to date SteinRoe Services Inc. receives your Rollover Contribution.

3  INVESTMENT OF CONTRIBUTIONS
Please select your investments. If you do not choose a Fund, your contributions will be invested in Stein Roe Cash Reserves
Fund, a money market fund.

Stein Roe Fund                  IRA
---------------------------------------
Government Reserves Fund      $______
Cash Reserves Fund             ______
Government Income Fund         ______
Intermediate Bond Fund         ______
Income Fund                    ______
High Yield Fund                ______
Balanced Fund                  ______
Growth & Income Fund           ______
Growth Stock Fund              ______
Young Investor Fund            ______
Special Fund                   ______
Growth Opportunities Fund      ______
Special Venture Fund           ______
Capital Opportunities Fund     ______
International Fund             ______
Emerging Markets Fund**        ______
Total Contributions           $
                               ======
**To discourage short-term trading, there is a 1 percent redemption fee imposed on the sale of shares held for less than 90 days.

4  AUTOMATIC INVESTMENT PLAN
Please allow 3 weeks to establish this option.

[ ] A. Regular Investment. This privilege allows you to make current year contributions to your IRA directly from your bank checking or savings account by electronic transfer. Please be sure the amount you specify does not exceed your maximum permissible annual contribution amount.

________________________________________________________________
Fund name           Account number                Amount
                      (or "new")           ($50 monthly minimum)
________________________________________________________________
Fund name           Account number                Amount
                      (or "new")           ($50 monthly minimum)
________________________________________________________________
Fund name           Account number                Amount
                      (or "new")           ($50 monthly minimum)

I authorize Stein Roe Mutual Funds to draw on my bank account to purchase shares for the account(s) listed above (check one box only):

[ ] Monthly  [ ] Quarterly  [ ] Every 6 months  [ ] Annually

These purchases should be made on or about the:[ ] 5th or [ ] 20th day of the month

Please begin: [ ] Immediately or [ ] ______ specify month

[ ] B. Special Investments. You can also purchase shares by telephone and pay for them by electronic transfer from your bank account on request. Check the box above for this option, which saves you the trouble and expense of arranging a wire transfer or writing a check. Please also complete the bank information below ($50 minimum; $100,000 maximum)

IRA contributions made through the Automatic Investment Plan will be credited as a contribution for the year in which the shares are purchased. You are solely responsible for adhering to applicable contribution limitations.

Bank Information      [ ] Checking   [ ] Savings
_________________________________________________________
Name of bank
_________________________________________________________
Street address of bank
_________________________________________________________
City                   State                    Zip code
_________________________________________________________
Name(s) on bank account
_________________________________________________________
Bank account number                  ACH routing number

Attach a voided check to this form and verify the above information with your bank.

5  AUTOMATIC EXCHANGE PLAN*
With this privilege you can authorize Stein Roe to regularly exchange shares from one Stein Roe Fund to another with the same account registration. A $500 minimum applies to each new account.
_________________________________________________________
Redeem shares from (Fund Name)          Account number
_________________________________________________________
Amount ($50 monthly minimum)
_________________________________________________________
Purchase shares in (Fund name)         Account number
                                         (or "new")

Check one box below and fill in dates between the 1st and 28th of the month:
[ ] Twice monthly on the ___ and ___ beginning ______________
                                               specify month
[ ] Monthly on the _____ beginning _________________
                                      specify month
[ ] Quarterly on the ________  of ___________________
                                   list four months
[ ] Twice yearly on the ______ of ___________________
                                   list two months
[ ] Annually on the _________ of ___________________
                                   specify month

6  TELEPHONE EXCHANGE*
Unless you check the box below, you are electing to have the privilege to exchange shares between your IRA accounts by telephone.

[ ] I do NOT want the telephone exchange privilege.

Anyone who is supplied with the proper account information can make telephone exchanges on your behalf. You may make up to four round trip telephone exchanges every 12 months. A round trip is the exchange from one Fund to another, and back again. Stein Roe reserves the right to discontinue or modify the exchange privilege, and certain restrictions apply.

7 CUSTODIAL ACCOUNTS OF $250,000 OR MORE
If you are establishing an IRA by transfer or rollover of an amount of at least $250,000, you may select investments other than the Stein Roe Mutual Funds in accordance with the terms of the Plan by checking the following box and attaching a separate letter of investment instructions. [ ]

8  DIVIDEND DISTRIBUTION OPTION*
Dividends and capital gains will automatically be reinvested into your IRA fund account. If you would like to have your dividends and capital gains distributions invested in a different Stein Roe
Mutual Fund within your IRA, please complete this section.

Note: The Fund into which you direct your dividends or capital gains must be registered exactly the same as your current account registration.

A.  Reinvest my [ ] dividends into
                [ ] capital gains into
Fund name: ____________________________
Account number: ________________________ (or "new")

B.  Pay in cash to address of record.*

       [ ] dividends    [ ] capital gains

*If you are 59 1/2, you can elect to have your dividends/capital gains paid in cash to the address of record.

9  SIGNATURE
Sign exactly as your name is printed in Section 1.

I hereby adopt the Stein Roe Funds Individual Retirement Account Plan and appoint First Bank, N.A. to serve as Custodian as provided therein. I have read the Plan documents, including the General Provisions on the reverse side of this form, and agree to be bound by their terms. I have received the current prospectus(es) of the Fund(s) in which my initial contribution is to be invested and agree to be bound by their terms.

Unless I have declined the Telephone Exchange Privilege in Section 6, I have authorized any Fund the shares of which are purchased for my IRA, and SteinRoe Services Inc., transfer agent for the Fund(s) and agent for my IRA Custodian (the "Stein Roe Parties") to act upon instructions received by telephone to exchange shares held for shares of any other Stein Roe Fund. I agree that no Stein Roe Parties will be liable for any loss, injury, damage or expense as a result of action upon, and will not be responsible for the authenticity of any telephone instructions, and will hold the Stein Roe Parties harmless from any loss, claims or liability arising from its or their compliance with these instructions. Accordingly, I understand that I will bear any risk of loss resulting from unauthorized instructions. I understand that the Stein Roe Parties employ reasonable procedures to confirm that telephone instructions are genuine.

Signature: ____________________________
Date: _________________________________

10  CUSTODIAN ACCEPTANCE
The undersigned, First Bank, N.A., by separate agreement and the below signature, offers to serve as Custodian in accordance with the Stein Roe Funds Individual Retirement Account Plan once this Application form has been properly completed and delivered (or mailed) to the Custodian. If relating to an asset transfer, the undersigned accepts the appointment as successor Custodian of the above referenced account(s) and directs the resigning custodian to liquidate the assets and remit as described above.

OFFER TO SERVE AS CUSTODIAN:
First Bank National Association

By: TERRY S. RICHTER

11 IRA Asset Transfer Information
Please complete this section only if you are making an IRA asset transfer. Please consult the resigning custodian to determine if there are any special requirements (e.g. signature guarantee) you must meet before making an asset transfer.

Resigning Custodian Information
_________________________________________________________
Resigning custodian
_________________________________________________________
Street address or P.O. box
_________________________________________________________
City                       State             Zip code
_________________________________________________________
Account representative
_________________________________________________________
Daytime telephone
_________________________________________________________
Account name and number to be transferred

Type of IRA Transferred to Stein Roe
      [ ] Regular        [ ] Rollover        [ ] SEP-IRA

If you are making an IRA asset transfer, please complete the form on the reverse side.

*Redemption Fee
Although Stein Roe Emerging Markets Fund is 100 percent no-load, with no 12b-1 fees and no sales charges, there is a 1 percent redemption fee imposed on the sale of shares held for less than 90 days to discourage short-term trading.

Transfer Instructions (continued from previous page)
Please liquidate all assets (or $ ___________) in the above-referenced account on ____________ (if no date, liquidate immediately) and remit proceeds payable to Stein Roe Mutual Funds for the IRA of the individual listed in Section 1 to the following address:

Stein Roe Mutual Funds
P.O. Box 8900
Boston, MA 02205-8900

If your IRA is invested in a certificate of deposit (C.D.) and the IRA C.D. investment matures in less than 15 days, please notify your custodian that we will be sending asset transfer instructions. If your IRA C.D. investment matures in more than 30 days, please check with your custodian to determine if a penalty will apply for early liquidation.

Signature For Asset Transfer
_____________________________
Sign here and in Section 9

Signature Guarantee (May be required by resigning custodian. Please contact resigning custodian for instructions.)

Signature Guaranteed by:
_________________________________________________________
Name of institution
_________________________________________________________
Name of authorized officer
_________________________________________________________
Signature of authorized officer

Guarantor's Stamp:

Stein Roe account representatives are available weekdays from 7 a.m. to 8 p.m. and weekends from 8 a.m. to 2 p.m.(Central Time)

If you have any questions, please call us toll free at 800-338-
2550

Please return this completed form to:
Stein Roe Mutual Funds
P.O. Box 8900
Boston, MA  02205-8900

General Provisions

1. Plan Establishment.
   Your IRA will be established when SteinRoe Services Inc.
   receives your properly completed form. If you fail to complete this form properly, the establishment of your IRA may be delayed.

2. Charges and Fees.
   Custodial Fees. Your IRA is subject to custodial fees as provided in the IRA Plan. These custodial fees will be paid by converting Fund shares in IRA accounts to cash, as determined by Stein Roe Mutual Funds. In general, these fees are for the maintenance of your IRA account(s) - Stein
   Roe Mutual Funds are no-load funds and no fees are charged based on your contributions. SteinRoe Services Inc. performs most of the ministerial functions in maintaining Fund accounts. As a result, it receives a substantial portion of your IRA custodial fees. Following are descriptions of custodial fees for Stein Roe IRA accounts. These fees may be changed upon 45 days' written notice to you. The Custodian also reserves the right to waive or reduce any of its charges or fees.
1. Fund Account Annual Maintenance Fee: $10 (maximum $30)
   For IRA accounts for which the aggregate balance of all Fund accounts is less than $10,000 on the valuation date, a Fund account Annual Maintenance Fee will apply. A fee of $10 will be charged for each Fund account maintained by you during any part of the subject calendar year - limit three Fund accounts. Stein Roe Mutual Funds will determine which Fund accounts are charged.
2. Distribution fee: $10
   For IRA accounts, a distribution fee will be charged for each distribution from a Fund account - in the case of installment payments, however, this fee is charges only at the time the installment plan is established.
3. Termination fee: $10
   For all IRA accounts, a termination fee will be charged for each Fund account liquidated in connection with the termination or transfer of your IRA. This fee is not applicable to accounts which are distributed pursuant to an installment plan.
4. Other Services
   For all IRA account for which the Custodian is required to perform services not ordinarily provided under the Plan, including making participant-directed investments of large Custodial accounts of $250,000 or more pursuant to Section 7.3 of the Plan, the Custodian may charge such additional fees as are appropriate.

3. Telephone Inquiry Responses.
   The Funds in which contributions by you or on your behalf are invested and SteinRoe Services Inc., as transfer agent for the Funds and as agent for the Custodian of the Plan, are authorized to respond to any written inquiries from you and any telephonic inquiries (WHETHER FROM YOU OR ANY PERSON) relating to the status of your IRA and none of the Funds, SteinRoe Services Inc., or the Custodian shall be held liable for any action taken or information communicated pursuant to any such communication.

4. Terms of Privileges.
   The following terms and conditions and those stated in the prospectus as in effect from time to time apply to the Fund
   Privileges you elect:

   a. None of the Funds, the Funds' transfer agent, your IRA
      Custodian nor their respective officers, trustees nor directors, agents nor employees shall be liable for any loss, liability, cost or expense for acting upon instructions furnished under a Privilege.

   b. You agree that any Privilege you elect shall continue until five business days after any Fund, (shares of which are held in your IRA) or its transfer agent, receive notice from you of any change thereof. You also agree that any Fund offering a Privilege, its transfer agent or your IRA Custodian may suspend, limit or terminate any Privilege or its use at any time without prior notice to you. You agree that none of the Funds, their transfer agent, or your IRA Custodian shall be held liable for any action taken or information communicated pursuant to this authorization.

   c. You authorize the Fund(s) and its transfer agent to initiate any and all credit or debit entries (and reversals thereof) to effect electronic transfers under any Privilege and redeem shares of any Funds(s) you own equal to the amount of any loss incurred by any of them in effecting any electronic transfer and retain the proceeds.

   d. You understand that the Funds or their transfer agent will generally record (by electronic means or otherwise) any telephonic instruction given pursuant to a Privilege and you expressly authorize such recording. You also understand and agree that the Funds and your transfer agent reserve the right to refuse any telephonic instruction.

5. Transfers/Rollovers by Persons over age 70 1/2.
   If you are making an asset transfer/rollover contribution after the April 1 of the year following the year you reach age 70 1/2 or a subsequent year, your assets transferred/rolled over must be distributed over a period no longer than the period over which they were scheduled to be distributed from your transferor/distributing plan. If you already have a Stein Roe IRA and are scheduled to receive distributions from that IRA over a period longer than the period over which you were scheduled to receive distributions from the transferor/ distributing plan, you must establish a new Stein Roe IRA for your transfer/rollover. In addition, you must complete and return with this form a Distribution Request Form requesting that your transferred/rolled over assets be distributed at least as rapidly as under the distribution method in effect under your transferor/distributing plan. If the distribution period for your transferor/distributing plan is based on the joint and last survivor life expectancies of you and a designated beneficiary, you cannot extend the payment period under the Stein Roe IRA into which your assets are transferred/ rolled over by naming a younger Beneficiary. You may designate a different Beneficiary than under your transferor/distributing plan, but if that Beneficiary has a shorter life expectancy than the beneficiary designated under your transferor plan, your maximum IRA payment period must be correspondingly reduced. If that Beneficiary has a life expectancy longer than the beneficiary designated under your transferor/ distributing plan, your maximum IRA payment period still must be the same as under the transferor/distributing plan. In either event, you must designate a Beneficiary for the Stein Roe IRA into which your assets are transferred/rolled over by completing and returning an IRA Beneficiary Form with your Distribution Request Form. For other rollover provisions, see Plan Booklet.

IRAAP 0897

[Stein Roe Mutual Funds Logo]

IRA BENEFICIARY FORM
For all Stein Roe Mutual Fund Shareholders.

INSTRUCTIONS
If you do not designate a Beneficiary by properly completing and returning this form, your IRA death benefits will be paid in a lump sum to your surviving spouse or, if you have none, to your estate. For further information on death benefit distributions, please see Section 4 of the IRA Plan. Because your Beneficiary Designation may have important tax and legal ramifications, we suggest that you consult with your counsel about completion of this form.

1  PARTICIPANT
________________________________________________________________
First Name              Middle Initial              Last Name

________________________________________________________________
Street Address

________________________________________________________________
City                      State                     Zip Code

________________________________________________________________
Daytime Telephone                             Evening Telephone

________________________________________________________________
Social Security Number                       Date of Birth

I hereby revoke all prior Beneficiary Designations and designate the following as the Beneficiary(ies) of my IRA(s) identified below. I retain the right to change this designation under the terms of my IRA and subject to the General Provision on the reverse side of this form. I understand and agree that my Beneficiary(ies) shall elect the method of death benefit distribution.

2  TYPE OF IRA
This Beneficiary Designation shall apply to all of your IRAs unless you specify a particular IRA by checking the appropriate box below. See General Provision 3 on the reverse side for instructions on when a specific designation may be required for IRA rollovers or transfers.

         [ ] Regular       [ ] Transfer
         [ ] Rollover      [ ] SEP

3  BENEFICIARIES
Include date of trust or trust number if Beneficiary is a trust.

A.  Primary Beneficiary(ies)

    1. ________________________________________________________
       Name & Relationship
       ________________________________________________________
       Mailing Address
       ________________________________________________________
       % of Distribution          SSN/TIN        Date of Birth

    2. ________________________________________________________
       Name & Relationship
       ________________________________________________________
       Mailing Address
       ________________________________________________________
       % of Distribution          SSN/TIN        Date of Birth

B.  Contingent Beneficiary(ies)

    1. ________________________________________________________
       Name & Relationship
       ________________________________________________________
       Mailing Address
       ________________________________________________________
       % of Distribution          SSN/TIN        Date of Birth

    2. ________________________________________________________
       Name & Relationship
       ________________________________________________________
       Mailing Address
       ________________________________________________________
       % of Distribution          SSN/TIN        Date of Birth

C.  Minor Beneficiary(ies):
    If you designate a minor beneficiary, please designate a custodian under the Illinois Uniform Transfers Act, or similar statute.

   ____________________________________________________________
   Name of Minor
   ____________________________________________________________
   Name of Custodian

4  SIGNATURE
By signing below you agree to all the General Provisions on the reverse side of this form.

    ________________________________________________________
    Signature                               Date

By signing below I hereby transfer my marital interest in my spouse's IRA to the Beneficiary(ies) designated above.

  _______________________________________________________________
 Participant's Spouse's Signature (Community Property States Only)

GENERAL PROVISIONS

1. Effectiveness. This Beneficiary Designation shall not be valid until it has been properly completed and received by the Custodian not later than 30 days after the date of your death.

2. Beneficiary Eligibility. In order for a Beneficiary to receive your death benefits:
    (a) if such Beneficiary is your surviving spouse and he/she dies before one or more payments become due, each such payment shall be payable as if he/she were the Participant;
    (b) if such Beneficiary is an individual who is not your surviving spouse, such individual Beneficiary must survive you and be living at the time each payment to which he is entitled becomes due; and
    (c) if such Beneficiary is a trust, the trustee of that trust must be qualified to act at the time each payment to the trust becomes due (subject to the terms of Provision 4 below).

3. Transfers and Rollovers. If you transfer or roll over assets from another IRA or tax-qualified plan ("transferor plan") after April 1 of the year following the year you reach age 70 1/2, those assets must be distributed over a period no longer than the period over which they were scheduled to be distributed from the transferor plan. If you are receiving distributions from another IRA established by adoption of the Stein Roe IRA Plan over a period longer than the period over which you were receiving distributions from the transferor plan, the assets transferred or rolled over must continue to be distributed over the transferor plan period. In order to do so, you must establish a separate IRA for the assets transferred or rolled over. If the transferor plan period is based on the joint and last survivor life expectancies of you and a beneficiary designated under the transferor plan, you cannot extend the payment period for the IRA into which the assets are transferred or rolled over by designating a younger Beneficiary. You may designate a different Beneficiary for the IRA, but if that Beneficiary has a shorter life expectancy than the beneficiary designated under the transferor plan, your maximum IRA payment period must be correspondingly reduced. If the IRA Beneficiary has a life expectancy longer than the beneficiary designated under the transferor plan, your maximum payment period still must be the same as under the transferor plan.

4.  Trust Beneficiaries.
    (a) If you name a trust as a Beneficiary on the face of this form but no qualified trustee claims the portion of your death benefits payable to the trust within 18 months after your death, or if, within that period, it is established to the satisfaction of the Custodian that no trustee can or will qualify to receive such amounts, such amounts shall be paid to such other of your Beneficiaries, if any, who are eligible to receive your death benefits under Provision 2 above.
   (b) If you name a trust as a Beneficiary (other than a trust described in the next sentence) your death benefits must be paid to the trust in a lump sum no later than December 31 of the year that contains the fifth anniversary of your death. A trust Beneficiary that meets the following requirements on the later of the date on which the trust is named as Beneficiary or April 1 of the year following the year in which you reach 70 1/2, and as of all subsequent times, may elect to receive your death benefits over a maximum period equal to the life expectancy of the oldest trust Beneficiary:
        (i) there are no trust beneficiaries (other than beneficiaries whose receipt of benefits is contingent on the death of a prior beneficiary) who are not individuals.;
       (ii) the trust is a valid trust under state law, or would be but for the fact that there is no corpus;
      (iii) the trust is irrevocable;
       (iv) the trust beneficiaries who are Beneficiaries of your IRA are identifiable from the trust instrument; and
        (v) a copy of the trust instrument is provided to the Custodian.

5. Fiduciary Responsibility. The Custodian and the Plan are not responsible for any failure of a trustee, executor or administrator to perform the duties of trustee, executor or administrator, nor for the application or disposition of any money paid to a trustee, executor or administrator or trust beneficiary, and any money so paid shall fully discharge the Custodian and the Plan for the amount so paid.

6. Evidence. The Plan and Custodian shall be fully discharged from all liability to any and all persons claiming under the Plan in relying on evidence provided by affidavit or otherwise as shall be satisfactory to the Custodian in determining the existence of any trust, the identity and qualification of any trustee(s) or any other questions of fact relative to payments due under the Plan, and in making payment either to the trustee(s), any beneficiary of a trust or the executors or administrators of your estate, as the case may be.

7. Minor Beneficiaries. If any person to whom all or a portion of your interest is payable is a minor and if either (i) you have not designated a person to receive the minor's interest on behalf of such minor as Custodian under the Illinois Uniform Transfers Act, or similar statute, or (ii) the person you designated refuses or is unable to act, the Custodian may in its sole discretion:
    (a) distribute the interest to the legal guardian of such minor, or
    (b) designate an adult member of the minor's family, a guardian or a trust company (including the Custodian), as those terms defined in the Illinois Uniform Transfer Act, or similar statute, and distribute such minor's interest to the person so designated.

8. Controlling terms. The terms, provisions and limitations of the Plan and any amendments thereof which may be made from time to time are controlling over these General Provisions and shall always govern all rights of you and your Beneficiary(ies) and all persons claiming under, by or through them or any of them.


If you have any questions, please call us toll-free weekdays from 7 a.m. to 8 p.m. and weekends from 8 a.m. to 5 p.m. (Central Time) at 800 338-2550.

Please send this completed from to:
Stein Roe Mutual Funds
P.O. Box 8900
Boston, MA 02205-8900

Stein Roe Counselor [service mark] clients call your account executive toll-free weekdays from 8 a.m. to 6 p.m. (Central Time) at 800-322-8222.

Stein Roe Counselor [service mark] clients please send this completed form to:
Stein Roe Counselor [service mark]
P.O. Box 803938
Chicago, IL 6068l0-3938

IRABN 0696